                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


FILED BY REGISTRANT [X]                                                FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
-------------------------------------------------------------------------------------------------------------------
     Check the appropriate box:             [ ] Definitive Additional Materials
     [x] Preliminary Proxy Statement        [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
     [ ] Definitive Proxy Statement         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


             UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
                (Name of Registrant as Specified In Its Charter)
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction: $___________________

     5) Total fee paid: $_______________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

---------------------------------------------------------------------------------------------------------


             Uniprop Manufactured Housing Communities Income Fund II
                                 June 1, 1998





Dear Unit Holder or Limited Partner:

         We are very pleased to announce what we believe is an attractive opportunity for the Partnership to refinance its existing variable-rate financing into a fixed-rate financing. The refinancing, if effected, should enable the Partnership to increase quarterly cash distributions and to make a substantial payment to the Unit Holders and Limited Partners toward the shortfall in their 10% Cumulative Preferred Return.

         The attached Proxy Statement describes the proposals to implement the refinancing.

         Before voting, we encourage Unit Holders and Limited Partners to examine carefully the attached Proxy Statement for a description of the proposals. In particular, Unit Holders and Limited Partners should read "INTRODUCTION--EFFECT OF THE PROPOSALS" and "MATERIAL DIFFERENCES AND RISK FACTORS."

         Your approval or disapproval can be given by completing, signing, and returning the enclosed proxy card. In order for your vote to be effective, your signed proxy card must be received by the General Partner prior to the Special Meeting of the Partnership at 10 o'clock a.m. Eastern Daylight Savings Time on August 3, 1998, or any adjournments thereof. For your convenience, a self-addressed, postage-paid return envelope has been enclosed.

         We recommend you vote FOR all of the proposals. NONE OF THE PROPOSALS WILL BE ADOPTED UNLESS ALL OF THE PROPOSALS ARE ADOPTED. See "CONFLICTS OF INTEREST" regarding the General Partner's conflicts of interest in recommending the proposals.

         If you have any questions about completing the proxy card or any other aspect of the proposals, please call 1-800-541-7767.

                                Sincerely,



                                -------------------------------------------
                                Paul M. Zlotoff, General Partner of Genesis
                                     Associates Limited Partnership, General
                                     Partner of Uniprop Manufactured Housing
                                     Communities Income Fund II

             UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
                         A MICHIGAN LIMITED PARTNERSHIP
            280 DAINES STREET, SUITE 300, BIRMINGHAM, MICHIGAN 48009

NOTICE OF SPECIAL MEETING OF THE UNIT HOLDERS AND LIMITED PARTNERS TO BE HELD ON AUGUST 3, 1998.

         NOTICE IS HEREBY GIVEN that a special meeting of the unit holders and limited partners (collectively, the "Limited Partners") of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (the "Partnership"), will be held at the principal executive offices of the Partnership at 280 Daines Street, Suite 300, Birmingham, Michigan 48009, on August 3, 1998, at 10:00 a.m. Eastern Daylight Savings Time, or at any postponement or adjournment thereof (the "Special Meeting"), for the following purposes, as more fully described in the attached Proxy Statement (the "Proxy Statement"):

THE PROPOSALS

         1. To consider and act upon the following Proposals (each, a "Proposal"):

         - to authorize the Partnership to borrow up to an aggregate principal amount not to exceed $30,000,000 (the "Refinancing"), the proceeds of which will be used to refinance the Partnership's outstanding indebtedness of approximately $30,045,000 (the "Existing Indebtedness"), and to secure the indebtedness incurred by the Partnership under and pursuant to the agreements, documents and instruments evidencing the proposed Refinancing, including, without limitation, all accrued and unpaid interest thereon, with a lien and security interest on seven of its nine manufactured home communities (such properties subject to such liens and security interests, collectively the "Mortgaged Properties") and the proceeds thereof (together with the Mortgaged Properties, the "Collateral");


         - to authorize the Partnership to liquidate the Partnership's interest in two of the Uniprop MHC Mortgage Pass-Through Certificates, Series 1993-1 (the "Mortgage-Backed Securities") issued to the Partnership by a grantor trust designed to take advantage of pass-through tax treatment (the "Trust") in connection with the transactions contemplated by the Existing Indebtedness, and to distribute the proceeds of such liquidation, net of a fee and expenses, to the Limited Partners; specifically, to liquidate all of its right, title and interest in and to (a) its residual interest in the Trust, which interest has a liquidation value of approximately $2,300,000 and is represented by the Partnership's interest in the Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class R, issued by the Trust to Uniprop MHC Residual L.L.C., a Michigan limited liability company of which the Partnership is a member ("Uniprop MHC") (the "Class R Security" and said liquidation, the "Residual Interest Liquidation"), and (b) the Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class D, issued by the Trust to the Partnership and valued at $1,502,250 (the

              "Class D Security" and said liquidation, the "Class D Liquidation"), and distribute the aggregate gross proceeds of the Residual Interest Liquidation (after the payment of (i) the "Refinancing Fee" (as defined below), and (ii) up to $600,000, in the aggregate, for legal fees, underwriting fees, accountants' fees, fees of other professionals, closing costs, filing fees and other similar fees, costs and expenses incurred by the Partnership in connection with the consummation of the transactions contemplated by the proposed Refinancing and the related Proposals) and the aggregate gross proceeds of the Class D Liquidation to the Limited Partners pursuant to and in accordance with Section 11 of the Partnership's Agreement of Limited Partnership (as in effect on the date hereof, the "Partnership Agreement");

            - to authorize the Partnership to pay a fee of approximately
              $300,000 from the aggregate gross proceeds of the Residual Interest Liquidation to an affiliate of Genesis Associates Limited Partnership, the general partner of the Partnership (the "General Partner"), for its services in arranging the proposed Refinancing (the "Refinancing Fee"); and


            - to approve the "Second Amendment" to the Partnership Agreement (as
              defined in the Proxy Statement) and authorize the execution, delivery and filing thereof.

and to consider and approve such actions as are necessary or appropriate to effectuate the foregoing Proposals, all as more fully described in the Proxy Statement.

         THE EFFECTIVENESS OF EACH PROPOSAL IS CONDITIONED ON THE APPROVAL OF ALL OF THE OTHER PROPOSALS. ACCORDINGLY, A VOTE AGAINST ONE PROPOSAL WILL HAVE THE EFFECT OF A VOTE AGAINST ALL OF THE PROPOSALS AS A GROUP.

         THE EFFECTIVENESS OF EACH PROPOSAL IS FURTHER CONDITIONED ON THE TRUST'S (1) APPLYING THE AGGREGATE PROCEEDS OF PREPAYMENTS BY SOME OR ALL OF THE "BORROWERS" (AS DEFINED IN THE PROXY STATEMENT) OF THEIR INDEBTEDNESS UNDER THE MORTGAGE NOTES, DATED AS OF DECEMBER 1, 1993, EXECUTED BY SUCH BORROWERS AND PAYABLE TO THE ORDER OF NEUTRON-UNIPROP, INC. ("NEUTRON") AND ASSIGNED BY NEUTRON TO THE TRUST (EACH SUCH MORTGAGE NOTE, A "MORTGAGE NOTE") TO THE PAYMENT OF THE CLASS A, CLASS B, AND CLASS C MORTGAGE-BACKED SECURITIES, (2) PAYING IN FULL ALL AMOUNTS DUE AND PAYABLE UNDER THE CLASS D SECURITY AND THE CLASS R SECURITY OR THE PARTNERSHIP'S OTHERWISE REALIZING THE VALUE OF THE CLASS D SECURITY AND THE CLASS R SECURITY, AND (3) RELEASING AND TERMINATING THE "MORTGAGES" (AS DEFINED IN THE PROXY STATEMENT). THE PARTNERSHIP WILL NOT BE ABLE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE PROPOSALS UNLESS THE FOREGOING CONDITIONS ARE FULLY SATISFIED EVEN IF IT OBTAINS THE

REQUISITE NUMBER OF VOTES OF THE LIMITED PARTNERS TO THE PROPOSALS. SEE "INTRODUCTION-VOTING REQUIREMENTS AND OTHER CONDITIONS--CONDITIONS."

         2. To consider and act upon such other matters, if any, as may properly come before the Special Meeting.

         If the Proposals are adopted and implemented, the Partnership interests of the Limited Partners would be materially modified. Specifically, the Proposals:

         - will, in the event the proposed Refinancing is for a 30 year term (i.e. the maximum term contemplated by the Proposals), require the Partnership to make payments on indebtedness for borrowed money for a period of six years longer than that contemplated by the Existing Indebtedness and thus: (a) increase the risk that the portion of the Limited Partners' investment in the Partnership that has not been returned will be lost or reduced in value; (b) increase the Partnership's operating costs during such six year period; and (c) reduce the amount of cash distributions from the Partnership to the Limited Partners during such six year period;

         - will, in the event the proposed Refinancing is for a term of less than 30 years but is structured with an amortization longer than the term with a final payment due and payable on the last day of such term in an amount equal to the outstanding indebtedness under the proposed Refinancing (the "Balloon Payment"), result in the Partnership's having insufficient funds to make the Balloon Payment which could in turn cause the Limited Partners' investment in the Partnership to be lost unless the Partnership is able to refinance the indebtedness evidenced by the Balloon Payment; and

         - will, contrary to the current provisions of the Partnership Agreement, authorize the Partnership to:

                  (i) borrow up to an aggregate principal amount not to exceed $30,000,000, the proceeds of which will be used to refinance the Existing Indebtedness, and to secure the indebtedness incurred by the Partnership under and pursuant to the agreements, documents and instruments evidencing the proposed Refinancing, including, without limitation, all accrued and unpaid interest thereon, with a lien and security interest on the Collateral;

                  (ii) liquidate all of its right, title and interest in and to the Class R Security and the Class D Security and distribute the aggregate gross proceeds of the Residual Interest Liquidation (after the payment of (a) the Refinancing Fee of approximately $300,000, and (b) up to $600,000, in the aggregate, for legal fees, underwriting fees, accountants' fees, fees of other professionals, closing costs, filing fees and other similar fees, costs and expenses incurred by the Partnership in connection with the consummation of the transactions contemplated by the proposed Refinancing and the related Proposals) and the aggregate gross proceeds of the Class D Liquidation to the Limited Partners pursuant to and in accordance with Section 11 of the Partnership Agreement; and

                  (iii) pay the Refinancing Fee of approximately $300,000 from the aggregate gross proceeds of the Residual Interest Liquidation to Uniprop, Inc., the managing general partner of the General Partner, for its services in arranging the proposed Refinancing, with the result that the Limited Partners will receive approximately $0.09 less per unit of beneficial assignment of limited partnership interest (a "Unit") from the aggregate net proceeds of the proposed Residual Interest Liquidation than they otherwise would.


GENERAL PARTNER'S CONFLICTS OF INTEREST


         The General Partner is subject to conflicts of interest in connection with the Proposals since Uniprop, Inc., the managing general partner of the General Partner, will be receiving the Refinancing Fee of approximately $300,000 from the aggregate gross proceeds of the Residual Interest Liquidation for its services in arranging the proposed Refinancing. Several of the Borrowers under the Existing Indebtedness are affiliated with the general partner of the General Partner. If the Refinancing is approved and accomplished, it is likely that the loans to these affiliated Borrowers will be refinanced concurrently as part of the same financing package. While the Collateral will not serve as collateral for a loan to any Borrower other than the Partnership, it is likely that the affiliated Borrowers will obtain better terms on their refinancings as a result of the inclusion of the Collateral in the Refinancing.


         The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners.


         See "Conflicts of Interest" in the accompanying Proxy Statement for a more detailed discussion of these matters.


THE CONSULTANT


         Manufactured Housing Services, Inc., a New York corporation and a consultant to the Partnership (the "Consultant"), pursuant to a Consulting Agreement, dated December 23, 1986 and amended as of January 9, 1998, entered into between Hutton Manufactured Housing Services, Inc., a predecessor in interest of the Consultant, and the Partnership at the time the Units were offered to the public, has issued a Consultant's Statement dated May 8, 1998 (the "Consultant's Statement") with respect to the Proposals. The Consultant has recommended that the Limited Partners vote FOR the implementation of the Proposals. The Consultant's statement is subject to certain assumptions and limitations. See "Consulting Agreement and Consultant's Statement" in the Proxy Statement.

         The General Partner has fixed 5:00 p.m., local time, on May 13, 1998 as the record date for determining the Limited Partners entitled to notice of, and to vote at, the Special Meeting or at any adjournment thereof.

         You are cordially invited to attend the Special Meeting in person. To ensure your representation at the Special Meeting, however, please promptly complete, date, sign and return the enclosed proxy in the accompanying envelope. If you should decide to attend the Special Meeting and vote your Partnership interests in person, you may revoke your proxy at that time.

         Requests for information regarding the attached Proxy Statement can be directed to the General Partner's Investor Relations Department, at 280 Daines Street, Suite 300, Birmingham, Michigan 48009, telephone number (800) 541-7767.




                                            -------------------------------
                                            Paul M. Zlotoff,
                                            as general partner of Genesis
                                            Associates Limited Partnership,
                                            General Partner of Uniprop
                                            Manufactured Housing Communities
                                            Income Fund II
       Birmingham, Michigan
       June 1, 1998

       YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.

                                 PROXY STATEMENT

             UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
                         A MICHIGAN LIMITED PARTNERSHIP
            280 DAINES STREET, SUITE 300, BIRMINGHAM, MICHIGAN 48009

          ------------------------------------------------------------

              SPECIAL MEETING OF UNIT HOLDERS AND LIMITED PARTNERS

                          TO BE HELD ON AUGUST 3, 1998

                                  INTRODUCTION




This Proxy Statement is being furnished in connection with the solicitation of proxies from the unit holders and limited partners (collectively, the "Limited Partners") of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (the "Partnership"), by Genesis Associates Limited Partnership, the general partner of the Partnership (the "General Partner"), on behalf of the Partnership for use at a special meeting of the Limited Partners to be held at the principal executive offices of the Partnership at 280 Daines Street, Suite 300, Birmingham, Michigan 48009, on August 3, 1998, at 10:00 a.m. Eastern Daylight Savings Time or at any postponement or adjournment thereof (the "Special Meeting"). This Proxy Statement and the enclosed revocable proxy are first being mailed to the Limited Partners on or about June 8, 1998. The date of this Proxy Statement is June 1, 1998.


THE PROPOSALS


         At the Special Meeting, the Limited Partners will be asked to act upon the following Proposals (each, a "Proposal"):

         - To authorize the Partnership to borrow up to an aggregate principal amount not to exceed $30,000,000 (the "Refinancing"), the proceeds of which will be used to refinance the Partnership's outstanding indebtedness of $30,045,000 (the "Existing Indebtedness"), and to secure the indebtedness incurred by the Partnership under and pursuant to the agreements, documents and instruments evidencing the proposed Refinancing, including, without limitation, all accrued and unpaid interest thereon, with a lien and security interest on seven of its nine manufactured home communities (such properties subject to such liens and security interests, collectively the "Mortgaged Properties") and the proceeds thereof (together with the Mortgaged Properties, the "Collateral"). If the Refinancing is approved, the Refinancing will be structured as a conventional loan within the parameters set forth in this Proxy Statement.

         - To authorize the Partnership to liquidate the Partnership's interest in two of the Uniprop MHC Mortgage Pass-Through Certificates, Series 1993-1 (the "Mortgage-

              Backed Securities") issued to the Partnership by a grantor trust designed to take advantage of pass-through tax treatment (the "Trust") in connection with the transactions contemplated by the Existing Indebtedness, and to distribute the proceeds of such liquidation, net of a fee and expenses, to the Limited Partners; specifically, to liquidate all of its right, title and interest in and to (a) its residual interest in the Trust, which interest has a liquidation value of approximately $2,300,000 and is represented by the Partnership's interest in the Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class R, issued by the Trust to Uniprop MHC Residual L.L.C., a Michigan limited liability company of which the Partnership is a member ("Uniprop MHC") (the "Class R Security" and said liquidation, the "Residual Interest Liquidation"), and (b) the Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class D, issued by the Trust to the Partnership and valued at $1,502,250 (the "Class D Security" and said liquidation, the "Class D Liquidation"), and distribute the aggregate gross proceeds of the Residual Interest Liquidation (after the payment of (i) the "Refinancing Fee" (as defined below), and (ii) up to $600,000, in the aggregate, for legal fees, underwriting fees, accountants' fees, fees of other professionals, closing costs, filing fees and other similar fees, costs and expenses (the "Transaction Costs") incurred by the Partnership in connection with the consummation of the transactions contemplated by the proposed Refinancing and the related Proposals) and the aggregate gross proceeds of the Class D Liquidation to the Limited Partners pursuant to and in accordance with Section 11 of the Agreement of Limited Partnership of the Partnership as in effect on the date hereof (the "Partnership Agreement").

         - To authorize the Partnership to pay a fee, in an amount not to exceed 1% of the gross aggregate principal amount of the proposed Refinancing (i.e. approximately $300,000), from the aggregate gross proceeds of the Residual Interest Liquidation to Uniprop, Inc., the managing general partner of the General Partner, for its services in arranging the proposed Refinancing (the "Refinancing Fee").

         - To approve the "Second Amendment" (as defined below) and authorize the execution, delivery and filing thereof.

IT IS A CONDITION TO THE IMPLEMENTATION OF EACH OF THE PROPOSALS, AND THE CORRESPONDING AMENDMENTS TO THE PARTNERSHIP AGREEMENT, THAT ALL OF THE PROPOSALS BE APPROVED BY THE LIMITED PARTNERS. ACCORDINGLY, A VOTE AGAINST ONE PROPOSAL WILL HAVE THE EFFECT OF A VOTE AGAINST ALL OF THE PROPOSALS AS A GROUP. See "The Proposals" for more detailed information regarding each of the Proposals.


THE EFFECTIVENESS OF EACH PROPOSAL IS FURTHER CONDITIONED ON THE TRUST'S (1) APPLYING THE AGGREGATE PROCEEDS OF PREPAYMENTS BY SOME OR ALL OF THE "BORROWERS" (AS DEFINED IN THE PROXY STATEMENT) OF THEIR INDEBTEDNESS UNDER THE MORTGAGE NOTES, DATED AS OF DECEMBER 1, 1993, EXECUTED BY SUCH BORROWERS AND PAYABLE TO THE ORDER OF NEUTRON-UNIPROP, INC. ("NEUTRON") AND

ASSIGNED BY NEUTRON TO THE TRUST (EACH SUCH MORTGAGE NOTE, A "MORTGAGE NOTE") TO THE PAYMENT OF THE CLASS A, CLASS B, AND CLASS C MORTGAGE-BACKED SECURITIES, (2) PAYING IN FULL ALL AMOUNTS DUE AND PAYABLE UNDER THE CLASS D SECURITY AND THE CLASS R SECURITY OR THE PARTNERSHIP'S OTHERWISE REALIZING THE VALUE OF THE CLASS D SECURITY AND THE CLASS R SECURITY, AND (3) RELEASING AND TERMINATING THE "MORTGAGES" (AS DEFINED HEREIN). THE PARTNERSHIP WILL NOT BE ABLE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE PROPOSALS UNLESS THE FOREGOING CONDITIONS ARE FULLY SATISFIED EVEN IF IT OBTAINS THE REQUISITE NUMBER OF VOTES OF THE LIMITED PARTNERS TO THE PROPOSALS. SEE "INTRODUCTION-VOTING REQUIREMENTS AND OTHER CONDITIONS--CONDITIONS."


AMENDMENTS TO THE PARTNERSHIP AGREEMENT


         A copy of the proposed Second Amendment to the Agreement of Limited Partnership (the "Second Amendment") containing the amendments to the Partnership Agreement is attached hereto as Exhibit A and made a part hereof. The information in this Proxy Statement is qualified in its entirety by the provisions of the Partnership Agreement and the Second Amendment, and the Limited Partners are urged to review carefully such documents with their attorneys, accountants and investment advisers.


EFFECT OF THE PROPOSALS


         If the Proposals are adopted and implemented, the Partnership interests of the Limited Partners would be materially modified. Specifically, the Proposals:

         - will, in the event the proposed Refinancing is for a 30 year term (i.e. the maximum term contemplated by the Proposals), require the Partnership to make payments on indebtedness for borrowed money for a period of six years longer than that contemplated by the Existing Indebtedness and thus (a) increase the risk that the portion of the Limited Partners' investment in the Partnership that has not been returned will be lost or reduced in value, (b) increase the Partnership's operating costs during such six year period, and (c) reduce the amount of cash distributions from the Partnership to the Limited Partners during such six year period;

         - will, in the event the proposed Refinancing is for a term of less than 30 years but is structured with an amortization longer than the term with a final payment due and payable on the last day of such term in an amount equal to the outstanding indebtedness under the proposed Refinancing (the "Balloon Payment"), result in the Partnership's having insufficient funds to make the Balloon Payment which could in turn cause the Limited Partners' investment in the Partnership to be lost unless the Partnership is able to refinance the indebtedness evidenced by the Balloon Payment; and

         - will, contrary to the current provisions of the Partnership Agreement, authorize the Partnership to:

                  (i) borrow up to an aggregate principal amount not to exceed $30,000,000, the proceeds of which will be used to refinance the Existing Indebtedness, and to secure the indebtedness incurred by the Partnership under and pursuant to the agreements, documents and instruments evidencing the proposed Refinancing, including, without limitation, all accrued and unpaid interest thereon, with a lien and security interest on the Collateral;


                  (ii) liquidate all of its right, title and interest in and to the Class R Security and the Class D Security and distribute the aggregate gross proceeds of the Residual Interest Liquidation (after the payment of (a) the Refinancing Fee of approximately $300,000, and (b) up to $600,000, in the aggregate, in Transaction Costs) and the aggregate gross proceeds of the Class D Liquidation to the Limited Partners pursuant to and in accordance with Section 11 of the Partnership Agreement; and


                  (iii) pay the Refinancing Fee of approximately $300,000 from the aggregate gross proceeds of the Residual Interest Liquidation to Uniprop, Inc., the managing general partner of the General Partner, for its services in arranging the proposed Refinancing, with the result that the Limited Partners will receive approximately $0.09 less per unit of beneficial assignment of limited partnership interest (a "Unit") from the aggregate net proceeds of the proposed Residual Interest Liquidation than they otherwise would.


See "Material Differences and Risk Factors" for a more detailed discussion of these matters.

GENERAL PARTNER'S CONFLICTS OF INTEREST


         The General Partner is subject to conflicts of interest in connection with the Proposals. Uniprop, Inc., the managing general partner of the General Partner, will be receiving the Refinancing Fee of approximately $300,000 from the aggregate gross proceeds of the Residual Interest Liquidation for its services in arranging the proposed Refinancing. Several of the Borrowers under the Existing Indebtedness are affiliated with the general partner of the General Partner. If the Refinancing is approved and accomplished, it is likely that the loans to these affiliated Borrowers will be refinanced concurrently as part of the same financing package. While the Collateral will not serve as collateral for a loan to any Borrower other than the Partnership, it is likely that the affiliated Borrowers will obtain better terms on their refinancings as a result of the inclusion of the Collateral in the Refinancing.


         The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners.


         See "Conflicts of Interest" for a more detailed discussion of these matters.


ADVANTAGES OF THE PROPOSALS


         The General Partner believes that the proposed Refinancing would offer the following advantages to the Limited Partners:



          - The proposed Refinancing should enable the Partnership to increase quarterly cash distributions to Limited Partners by approximately 15% (i.e. an annual increase of approximately $0.11 per Unit). If the Refinancing is not accomplished, the General Partner does not expect to be able to increase quarterly cash distributions in the foreseeable future. The Existing Indebtedness would require the Partnership to commence making principal payments of approximately $337,081 per annum (i.e., 1.107% of the outstanding principal amount of the Existing Indebtedness) beginning January 1, 1999, thus precluding a current increase in quarterly cash distributions notwithstanding the increase in the Partnership's net operating income in 1997.


          - The proposed Refinancing would lock in a fixed interest rate which would be lower than the variable interest rate currently payable with respect to the Existing Indebtedness and thus decrease the Partnership's debt service obligations. Furthermore, a fixed interest rate will permit the Partnership to predict its debt service obligations and plan accordingly. The interest rate on the Existing Indebtedness is variable and could increase to as high as 9.9% per annum through December 1, 2003 and to as high as 10.9% per annum thereafter if market interest rates increased. Under such formula, the Partnership paid an average of approximately 9% per annum in interest during 1997. See "--Interest Rate on Existing Indebtedness," below.


          - Two relatively high risk securities currently held by the Partnership, the Class D Security and the Class R Security, would be liquidated. After payment of the

              Refinancing Fee and the Transaction Costs, the proceeds of the liquidation of these securities, approximately $2.5 million, would be distributed to the Limited Partners as a partial payment against the current shortfall in their 10% Cumulative Preferred Return. Limited Partners would receive approximately $0.75 per Unit.


         The General Partner believes that the proposed Refinancing offers these advantages because: (i) market interest rates will be more favorable when the proposed Refinancing is consummated than they were when the Existing Indebtedness was incurred; and (ii) the increase in value and improvement in operating performance of the Mortgaged Properties since 1993 will cause the interest rate on the proposed Refinancing to be lower than the interest rate currently charged on the Existing Indebtedness. See "The Proposals-The Refinancing and Granting of Mortgages on the Partnership's Properties-Background."


         The General Partner believes that the Proposals are fair to the Limited Partners and that, as a result of the proposed structure of the proposed Refinancing, the interest costs to the Partnership under the proposed Refinancing will be lower than such costs under the Existing Indebtedness. The General Partner believes that the Proposals are more advantageous to the Partnership than other alternatives considered by the General Partner, namely, structuring the proposed Refinancing as a financing involving the issuance of mortgage-backed securities, liquidating the Partnership, or continuing the business of the Partnership in accordance with its existing business plan. See "Recommendations of General Partner" for a more detailed discussion of certain of these matters.

INTEREST RATE ON EXISTING INDEBTEDNESS

         The Existing Indebtedness bears interest at the "Effective Interest Rate" (as hereinafter defined). The "Effective Interest Rate" equals the "Weighted Average" (as hereinafter defined) of the interest rates payable under each of the Mortgage-Backed Securities plus (a) 1.35% per annum during the period between December 1, 1993 (the "Closing Date") and the day immediately preceding the tenth anniversary of that date (the "First Period"), and (b) 2.35% per annum during the period between the tenth anniversary of the Closing Date and December 1, 2023 (the "Second Period"); provided, however, that the Effective Interest Rate (i) in the First Period shall not exceed 9.9% or fall below 7%; and (ii) in the Second Period shall not exceed 10.9% or fall below 8%. Under such formula, the Partnership paid an average of approximately 9% per annum in interest during 1997. If the Partnership is able to realize the value of the Class R Security, some portion of the amounts paid as interest by the Partnership under the Existing Indebtedness may inure to the benefit of the Partnership. The ability of the Partnership to realize any value from the Class R Security is dependent, among other things, on the continued performance by the Borrowers of their obligations under the Mortgage Notes.

         The Weighted Average of the interest rates payable under the Mortgage-Backed Securities is equal to the sum of the products derived by multiplying the interest rate applicable to each of the Mortgage-Backed Securities for any "Interest Accrual Period" (as hereinafter defined) by the percentage that the outstanding principal balance of each class of Mortgage-Backed Securities bears to the aggregate principal balances of all of the Mortgage-Backed

Securities. The "Interest Accrual Period" is the period commencing on the first day of each month and ending on (but not including) the first day of the next month.

         The interest rates payable under each of the Mortgage-Backed Securities is as follows:

               Class A Securities: variable rate equal to "Base LIBOR" (as hereinafter defined) plus 1.67% per annum, but not to exceed 9.74% for the First Period and 10.74% for the Second Period.

               Class B Securities: fixed rate equal to 7.04% per annum.

               Class C Securities: variable rate equal to Base LIBOR plus 2.5% per annum, but not to exceed 9.74% for the First Period and 10.74% for the Second Period.

               Class D Securities: fixed rate equal to 7.5% per annum.

         The "Base LIBOR" rate for an Interest Accrual Period is determined as follows: (i) if on any "Interest Determination Date" (as hereinafter defined) two or more "Reference Banks" (as hereinafter defined) provide such offered quotations, the Base LIBOR rate shall mean the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/14%); and (ii) if on any Interest Determination Date only one or none of the Reference Banks provides such offered quotations, the Base LIBOR rate shall be whichever is the higher of (x) the Base LIBOR rate as determined on the previous Interest Determination Date; and (y) the "Reserve Interest Rate" (as hereinafter defined). The "Reserve Interest Rate" is the rate per annum that the paying agent, which is appointed by the trustee of the Trust (the "Paying Agent") for the purpose of making distributions to holders of the Mortgage-Backed Securities, determines to be either: (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/14%) of the one-month U.S. dollar lending rates that New York City banks selected by the Paying Agent are quoting, on the relevant Interest Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Paying Agent, being so made; or (ii) in the event that the Paying Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by such Paying Agent are quoting on such Interest Determination Date to leading European banks. The "Interest Determination Date" is the second LIBOR Business Day (i.e., the day on which banks are open for dealing in foreign currency and exchange in New York and London) of each calendar month prior to the 15th day of such calendar month. A "Reference Bank" is a bank that: (i) is a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) has an established place of business in London; and
(iii) does not control, is not controlled by and is not under common control with Neutron, in its capacity as originator or previous owner of the Mortgage Notes. The initial Reference Banks will be the Bank of Tokyo, Ltd., Barclay's Bank Plc, National Westminster Bank, Plc, and Bankers Trust Company; provided, that if any of the above-referenced banks are not offering LIBOR quotations, or if the Reuters Screen LIBOR Page is unavailable for any reason, the trustee under the Trust may designate alternative Reference Banks.

THE CONSULTANT


         Manufactured Housing Services, Inc., a New York corporation and a consultant to the Partnership (the "Consultant"), pursuant to a Consulting Agreement, dated December 23, 1986 and amended as of January 9, 1998, entered into between Hutton Manufactured Housing Services, Inc., a predecessor in interest of the Consultant, and the Partnership at the time the Units were offered to the public, has issued a Consultant's Statement dated May 8, 1998 (the "Consultant's Statement") with respect to the Proposals. The Consultant has recommended that the Limited Partners vote FOR the implementation of the Proposals.


See "Consulting Agreement and Consultant's Statement" for a more detailed discussion of these matters. A copy of the Consultant's Statement is attached hereto as Exhibit B and made a part hereof.


VOTING REQUIREMENTS AND OTHER CONDITIONS


         Vote under the Partnership Agreement. Under the Partnership Agreement, the affirmative vote of Limited Partners holding more than 50% of the outstanding Units is necessary for the adoption of each of the Proposals. None of the Proposals will be implemented unless all of the other Proposals are approved by the Limited Partners. Accordingly, a vote against one Proposal will have the effect of a vote against all of the Proposals as a group.

         Conditions. In 1992, the Partnership, affiliates of the General Partner and affiliates of an unrelated third party (the "Borrowers") established
Neutron which in turn established the Trust in order to obtain financing for the Borrowers (the "Existing Financing"). In connection with the transactions contemplated by the Existing Financing, each Borrower issued a Mortgage Note to Neutron which was secured by certain manufactured home communities owned by such Borrower (collectively, the "Mortgages"). The Mortgage Note issued by the Partnership is secured by the Collateral. Immediately upon the execution and delivery of the Mortgage Notes to Neutron, Neutron assigned the Mortgage Notes to the Trust, which then issued the Mortgage-Backed Securities to the Borrowers and other investors. The proceeds of the Mortgage-Backed Securities were used by Neutron to fund the Mortgage Notes. In addition, the right to receive payments under each Mortgage was assigned by Neutron to the Trust. As payments are received by the Trust on the Mortgages, the proceeds thereof are distributed to the holders of the Mortgage-Backed Securities pursuant to the terms of the Pooling and Servicing Agreement, dated as of December 1, 1993, among Neutron, Union Bank as trustee under the Trust, and Bankers Trust Company (the "Servicing Agreement"). See "The Proposals-The Refinancing and Granting of Mortgages on the Partnership's Properties-Background" for the background and a description of the Existing Financing.

         The Partnership will not consummate the proposed Refinancing unless the following conditions are satisfied: the Trust must (i) apply the proceeds from the prepayment of the Mortgage Notes to pay down the Class A, Class B and Class C Mortgage-Backed Securities, (ii) pay in full all amounts due and payable under the Class D Security and the Class R Security or the Partnership must otherwise realize the value of the Class D Security and the Class R Security, and (iii) release and terminate the Mortgages. The terms of the Mortgage Notes permit the Borrowers to prepay the outstanding indebtedness evidenced by the Mortgage Notes. Such prepayment is not prohibited by the Servicing Agreement. See "The Proposals--The Refinancing and Granting of Mortgages on the Partnership's Properties--Background." The Partnership will not consummate the transactions contemplated by the Proposals unless the foregoing conditions are fully satisfied even if it obtains the requisite number of votes of the Limited Partners to the Proposals.


         Borrowers who are affiliates of the General Partner have orally consented to the prepayment of their indebtedness under the Mortgage Notes executed by them.





         The Borrowers which are unaffiliated with the General Partner (the "Unaffiliated Borrowers") are expected to refinance their mortgages with a lender other than the Lender that will be providing the Refinancing. Unless the Unaffiliated Borrowers refinance their Mortgage Notes prior to or concurrently with the Refinancing, the Partnership may not be able to liquidate its interest in the Class D Security and the Class R Security at the time of the Refinancing. Consequently, the Partnership will not undertake the Refinancing, even if the Proposals are approved, unless the Unaffiliated Borrowers have already refinanced their Mortgage Notes or will refinance their Mortgage Notes concurrently with the Refinancing or unless the Partnership can realize the value of the Class D Security and the Class R Security by other means.


APPRAISAL RIGHTS AND ACCESS TO PARTNERSHIP RECORDS


         Neither the Partnership Agreement nor Michigan law provides any right for Limited Partners to have their respective Units appraised or redeemed in connection with or as a result of the implementation of the Proposals. Therefore, while each Limited Partner has the opportunity to make an individual decision on whether to vote for any of the Proposals, a Limited Partner who votes against the Proposals will have no right to have its Units redeemed for cash if the Proposals are approved.


         Under Michigan law any Limited Partner is entitled, upon reasonable request and at such Limited Partner's expense, to inspect and copy, during the Partnership's normal business hours, a list of the names and addresses of each partner of the Partnership. Under the Partnership Agreement, any Limited Partner is entitled: (i) to inspect and examine the Partnership's books and records of account upon reasonable notice (e.g., written or telephonic notice received one week in advance of proposed examination) during business hours; and (ii) to receive by mail, upon written request to the Partnership and at such Limited Partner's sole cost and expense, a copy of a list of names and addresses of the Limited Partners and the number of Units owned by each of them.


         Under the federal proxy rules a Limited Partner may request that the Partnership provide such Limited Partner with a list of Limited Partners or mail soliciting materials to other Limited Partners. The Partnership may either provide the list or mail the materials, at the Partnership's option. If the Partnership provides such a list, the Limited Partner must undertake that such Limited Partner will not use the list information for any purpose other than to solicit Limited

Partners with respect to the subject matter of the meeting. The Limited Partner must also return the list without retaining any copies thereof.


                      MATERIAL DIFFERENCES AND RISK FACTORS


         If the Proposals are adopted and implemented, the Partnership interests of the Limited Partners will be modified or affected in the following material ways:


EXTEND MATURITY DATE OF FINANCING


         The Existing Indebtedness provides for payments of principal and interest through 2023. If the Proposals are approved and implemented, the terms of the proposed Refinancing may extend the maturity date and could require the Partnership to make payments of principal and interest through 2029. In the event the proposed Refinancing is for a 30 year term (i.e. the maximum term contemplated by the Proposals), the Partnership will be required to make payments on indebtedness for borrowed money for a period of six years longer than that contemplated by the Existing Indebtedness and thus: (a) increase the risk that the portion of the Limited Partners' investment in the Partnership that has not been returned will be lost or reduced in value; (b) increase the Partnership's operating costs during such six year period; and (c) reduce the amount of cash distributions from the Partnership to the Limited Partners during such six year period.


REMAINING INVESTMENT MAY BE APPLIED TO BALLOON PAYMENT


         In the event the proposed Refinancing is for a term of less than 30 years but is structured with an amortization longer than the term with a final payment due and payable on the last day of such term in an amount equal to the Balloon Payment, the Partnership may have insufficient funds to make the Balloon Payment. This would in turn cause part or all of the Limited Partners' investment in the Partnership to be lost unless the Partnership is able to refinance the indebtedness evidenced by the Balloon Payment. There can be no assurance that the Partnership will be able to obtain such refinancing. Such refinancing could not be accomplished without an additional amendment to the Partnership Agreement effected with the approval of a majority in interest of the Limited Partners.


MAKE ADDITIONAL PAYMENT TO AFFILIATE OF GENERAL PARTNER


         The Partnership will be authorized to pay the Refinancing Fee of approximately $300,000 to Uniprop, Inc., the managing general partner of the General Partner, for its services in arranging the proposed Refinancing. The Refinancing Fee will be paid from the aggregate gross proceeds of the Residual Interest Liquidation. Under the Partnership Agreement there is no specific authorization for the payment of the Refinancing Fee. Accordingly, the payment of the Refinancing Fee must be authorized in an amendment to the Partnership Agreement. If the payment of the Refinancing Fee to Uniprop, Inc. were not authorized, the Partnership would be required to distribute the amount of the Refinancing Fee (approximately $300,000) to the Limited Partners. If the Refinancing Fee is authorized, the aggregate amount of the Residual Interest Liquidation proceeds that will be distributed to the Limited Partners will be reduced by an amount equal to the Refinancing Fee. See "The Proposals-Proposal No. 2: The Liquidation" and "The Proposals-Proposal No. 3: Payment of Refinancing Fee to Affiliate of General Partner and Payment of Transaction Costs."


REDUCE DISTRIBUTION TO LIMITED PARTNERS; INCREASE CAPITAL REMAINING AT RISK


         The Partnership will be authorized to pay from the aggregate gross proceeds of the Residual Interest Liquidation up to $600,000, in the aggregate, in Transaction Costs. Under the Partnership Agreement, there is no specific authorization for the payment of such costs. Accordingly, the payment of such costs must be authorized in an amendment to the Partnership Agreement. If the payment of such costs was not authorized, the Partnership would be required to distribute the amount of such costs to the Limited Partners. If the Proposals are approved, the aggregate amount of the Residual Interest Liquidation proceeds that will be distributed to the Limited Partners will be reduced by an amount equal to such costs. See "The Proposals-Proposal No. 2: The Liquidation."


ABILITY TO ACCOMPLISH REFINANCING MAY DEPEND ON REFINANCING BY UNAFFILIATED BORROWERS


         The Partnership will not undertake the Refinancing, even if the Proposals are approved, unless certain conditions are satisfied. See "Introduction--Voting Requirements and Other Conditions." Certain of the Borrowers under the Existing Financing, which are not affiliates of the General Partner (the "Unaffiliated Borrowers"), may not refinance their Mortgage Notes with the same lender that is providing the Refinancing. The General Partner expects the Unaffiliated Borrowers to refinance their Mortgage Notes through a lender other than the Lender which is providing the Refinancing. If the Unaffiliated Borrowers do not refinance their Mortgage Notes prior to or concurrently with the Refinancing, there will be no prepayment proceeds available from the Unaffiliated Borrowers to make it possible for the Partnership to realize the value of the Class D Security and the Class R Security. In such event, the General Partner would seek an alternative method of realizing the value of the Class D Security and the Class R Security. If no alternative method can be implemented, then the Refinancing could not occur even if the Proposals are approved.


GENERAL PARTNER'S CONFLICTS OF INTEREST


         The General Partner is accountable to the Partnership as a fiduciary and consequently must exercise good faith and integrity in handling Partnership affairs. The General Partner has conflicts of interest in recommending the Proposals. The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners. See "Conflicts of Interest."


                            VOTING RIGHTS AND PROXIES

         As described in more detail below, you may vote (i) by attending the meeting, or (ii) by delivering your proxy. Since the Partnership Agreement requires the affirmative vote of Limited Partners holding more than 50% of the outstanding Units to adopt a Proposal, the failure by a Limited Person to vote, in person or by Proxy, on such Proposal, a broker "non-vote" (as described below under "--Record Date and Vote Required") or the return of a Proxy by a Limited Partner with directions to abstain with respect to such Proposal, will have the effect of a vote against such Proposal. Limited Partners, therefore, are urged to vote either in person or by completing, signing, dating and returning the enclosed Proxy by the date of the Special Meeting to ensure the presence at the Special Meeting of a quorum.


COMPLETION OF PROXIES


         The Proxy accompanies this Proxy Statement. THE PROXY SHOULD BE COMPLETED, EXECUTED, DATED AND RETURNED AS SOON AS POSSIBLE TO THE GENERAL PARTNER IN THE ENCLOSED, SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE WHICH IS ADDRESSED AS FOLLOWS:

                             Uniprop, Inc.
                             c/o Resource/Phoenix
                             2401 Kerner Boulevard
                             San Rafael, CA  94901-5529


         Returned Proxies fully completed will be voted by the General Partner as directed in the Proxies. Returned Proxies that do not give directions as to a Proposal will be voted FOR the Proposals. Limited Partners may also transmit Proxies via facsimile to the General Partner at (415) 485-4553, Attention: Proxy Tabulation of Resource/Phoenix.


REVOCATION OF PROXY


         A Limited Partner may revoke a Proxy as to any or all of the Proposals at any time before it is exercised by: (i) filing with the General Partner before the Special Meeting an instrument revoking the Proxy before the Proxy is exercised; (ii) duly executing and filing with the General Partner before the Special Meeting a Proxy bearing a later date; or (iii) attending the Special Meeting and voting in person.


RECORD DATE AND VOTE REQUIRED


         The General Partner has fixed 5:00 p.m., local time, on May 13, 1998 as the record date (the "Record Date") for determining which Limited Partners are entitled to notice of, and to vote at, the Special Meeting. Each Limited Partner will be entitled to one vote for each Unit held of record by the Limited Partner on the Record Date. As of the close of business on the Record Date, 3,303,387 Units were issued and outstanding, all of which are held by the Limited Partners. The presence at the Special Meeting of the Limited Partners holding a majority (i.e., 1,651,694) of the outstanding Units, whether represented in person or by Proxy, will constitute a quorum for the transaction of business. Units represented by Proxies which contain one or more abstentions or broker "non-votes" are counted as present for purposes of determining the presence or absence of a quorum for this Special Meeting but are not considered to have voted FOR a Proposal. A "non-vote" occurs when a broker or other nominee holding Units for a beneficial owner votes on one Proposal but does not vote on another Proposal because such broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Provided a quorum is present, the affirmative vote of Limited Partners holding more than 1,651,694 Units will be sufficient for approval of each of the Proposals. However, none of the Proposals will be implemented unless all of the other Proposals are approved.


         Each Limited Partner is urged to vote either in person or by completing, signing, dating and returning the enclosed Proxy by the date of the Special Meeting to ensure the presence at the Special Meeting of a quorum. If a quorum is not present at the Special Meeting, the General Partner will vote the returned Proxies to adjourn the Special Meeting to a time and place to be announced.


EXPENSES OF SOLICITATION


         The Partnership will bear the expenses of soliciting the Proxies. Proxies may be solicited by mail, telephone or telegraph by the General Partner and its regular employees and affiliates, none of whom will receive any additional compensation for his or her services. The General Partner will request brokers, nominees and other fiduciaries and custodians who hold Units in their names to furnish this Proxy Statement and any accompanying materials to the beneficial owners of such Units. The Partnership will reimburse such persons, if requested, for their reasonable fees and expenses incurred in completing the mailing of such material to the beneficial owners. If appropriate, the Partnership may retain the services of an independent proxy solicitor or other professionals, with an estimated cost of approximately $20,000 plus expenses, to assist in the solicitation of proxies.



                              CONFLICTS OF INTEREST


         A number of conflicts of interest are inherent in the relationships among the Partnership, the General Partner and the Limited Partners, as they relate to the Proposals. Certain of these conflicts of interest are summarized below.


FIDUCIARY DUTIES OF GENERAL PARTNER


         The General Partner has fiduciary duties to the Partnership that go beyond the specific duties and obligations imposed upon it under the Partnership Agreement. The General Partner in handling the affairs of the Partnership is expected to exercise good faith, to use care and prudence and to act with an undivided duty of loyalty to the Partners. Under these fiduciary duties, the General Partner is obligated to ensure that the Partnership is treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of the General Partner being opposed to, or not totally consistent with, the interests of the Limited Partners. Accordingly, the General Partner is required to assess whether the Proposals are fair and equitable. As discussed in detail under "Recommendations of General Partner," after consideration of each of the Proposals, the General Partner is recommending that the Limited Partners vote in favor of each of the Proposals.

SUBSTANTIAL BENEFITS TO GENERAL PARTNER AND AFFILIATES


         The General Partner and certain affiliates of the General Partner have participated in the initiation and structuring of the proposed Refinancing and the related Proposals and will realize substantial economic benefits if the Proposals are implemented. Because the General Partner and such affiliates have a financial interest in the consummation of the proposed Refinancing and the related Proposals, there is an inherent conflict of interest in their structuring the terms and conditions of the proposed Refinancing and the related Proposals. Such terms and conditions may have been structured differently by persons having no financial interest in the implementation of the Proposals. The General Partner is subject to conflicts of interest in connection with the Proposals since Uniprop, Inc., the managing general partner of the General Partner, will be receiving a fee of approximately $300,000 for its services in arranging the proposed Refinancing (the "Refinancing Fee") from the aggregate gross proceeds of the Residual Interest Liquidation. Since the Refinancing Fee is not currently permitted under the Partnership Agreement, the amount of such proceeds to be used to pay the Refinancing Fee would otherwise be distributed to the Limited Partners.


         Several of the Borrowers under the Existing Indebtedness are affiliated with the general partner of the General Partner. If the Refinancing is approved and accomplished, it is likely that the loans to these affiliated Borrowers will be refinanced concurrently as part of the same financing package. While the Collateral will not serve as collateral for a loan to any Borrower other than the Partnership, it is likely that the affiliated Borrowers will obtain better terms on their refinancings as a result of the inclusion of the Collateral in the Refinancing.


LACK OF INDEPENDENT REPRESENTATION

         The General Partner has not retained an independent representative to act on behalf of the Limited Partners in designing the overall structure of the proposed Refinancing and the related Proposals. No group of Limited Partners was empowered to negotiate the terms and conditions of the proposed Refinancing and the related Proposals or to determine what procedures should be in place to safeguard the rights and interests of the Limited Partners. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the Limited Partners. On the contrary, the General Partner and certain of its affiliates have been the parties responsible for structuring all the terms and conditions of the proposed Refinancing and the related Proposals. If an independent representative or representatives had been retained for the Partnership, the terms of the proposed Refinancing and the related Proposals might have been different and possibly more favorable to the Limited Partners.


         The General Partner did not believe it was necessary to engage an independent representative to represent the interests of the Limited Partners in order to structure a refinancing fair to the Limited Partners. The General Partner, prior to determining the structure of the proposed Refinancing and the related Proposals, consulted with a number of investment bankers, financial consultants and experts, and legal counsel. These deliberations were critical to the structuring of the proposed Refinancing and the related Proposals and, though the advice and counsel of such advisors, experts and consultants was not binding upon the General Partner, it did affect the manner in which the proposed Refinancing and the related Proposals were structured.


         In accordance with the Consulting Agreement, pursuant to which the Partnership is required to consult with the Consultant and the Consultant is required to advise the Partnership with respect to the terms of all capital transactions, the Consultant has issued the Consultant's Statement. In the Consultant's Statement, the Consultant has recommended that the Limited Partners vote FOR the implementation of the Proposals. See "Consulting Agreement and Consultant's Statement."


                                  THE PROPOSALS


INTRODUCTION


         If each Proposal is approved by the requisite affirmative vote of the Limited Partners, the Partnership will be permitted to:


          (i) incur the indebtedness contemplated by the proposed Refinancing and secure such indebtedness with the Collateral;


          (ii) liquidate all of the Partnership's right, title and interest in and to the Class R Security;


          (iii) liquidate all of the Partnership's right, title and interest in and to the Class D Security;


          (iv) use the proceeds of the Residual Interest Liquidation to (a) pay the $300,000 Refinancing Fee to Uniprop, Inc., the managing general partner of the General Partner, for its services in arranging the proposed Refinancing, and (b) pay up to $600,000, in the aggregate, in Transaction Costs; and


          (v) adopt, execute, deliver and file the Second Amendment.


In addition, after setting aside approximately $300,000 of the gross proceeds of the Residual Interest Liquidation for the payment of the Refinancing Fee and up to $600,000, in the aggregate, for payment of the Transaction Costs, the Partnership will distribute the balance of the aggregate gross proceeds of the Residual Interest Liquidation and the aggregate gross proceeds of the Class D Liquidation entirely to the Limited Partners. Of this amount, approximately $2.5 million, or $0.75 per Unit, would be distributed to the Limited Partners as a partial payment against the current shortfall in their 10% Cumulative Preferred Return.

THE REFINANCING AND GRANTING OF MORTGAGES ON THE PARTNERSHIP'S PROPERTIES


         BACKGROUND


         The Partnership was formed in November 1986. Through December 1987, the Partnership raised $66,067,740 from investors through the sale of 3,303,387 Units. Out of those proceeds, after deducting sales commissions, advisory fees and other organization and offering costs, the Partnership used $58,044,000 to acquire nine manufactured home communities which include the seven manufactured home communities currently securing the indebtedness evidenced by the "Existing Financing" (as defined below). In investing and managing its assets, the Partnership's primary investment objectives have been: (i) to obtain net cash from operations; (ii) to obtain capital appreciation; and (iii) to preserve capital. Based on the most recent appraisals of its properties, dated March 1998, the properties are estimated to have a fair market value of $77,200,000. Since the acquisition of the nine manufactured home communities, the Partnership has made distributions to the Limited Partners at an average annual rate of 7.6% of their original capital contributions. Through December 31, 1997, there was an aggregate shortfall of approximately $14,696,000 in the Limited Partners' 10% Cumulative Preferred Return.


         In approximately the first quarter of 1992, the General Partner and its affiliates began discussions with investment bankers regarding the feasibility of obtaining financing through the issuance of mortgage-backed securities for the Partnership's manufactured home communities as well as for other manufactured home community properties owned by the General Partner's affiliates (the "Existing Financing"). In September 1992, the General Partner and certain of its affiliates retained Goldman, Sachs & Co. to formally explore and pursue such financing. In addition, in September 1992, it was determined that an unaffiliated group of manufactured home communities would participate in the Existing Financing so as to increase the economies of scale involved in such financing.


         The Existing Financing and the "Existing Indebtedness" (as defined below) were approved by the Limited Partners at a Special Meeting held on August 6, 1993 and were consummated as of December 1, 1993.


         The Existing Financing involves not only the 7 manufactured home communities owned by the Partnership but also 13 other manufactured home communities owned in part by affiliates of the General Partner and 8 other manufactured home communities owned by affiliates of an unrelated third party (together with the Partnership, the "Borrowers"). The Existing Financing is secured by liens and security interests in the Collateral and such 21 other manufactured home communities (together with the Collateral, the "Existing Collateral") and was funded through the issuance of mortgage-backed securities (collectively, the "Mortgage-Backed Securities"). As of December 1, 1993, the Partnership borrowed $30,045,000 of the proceeds of the issuance of the Mortgage-Backed Securities (together with accrued and unpaid interest thereon, the "Existing Indebtedness").


         The Mortgage-Backed Securities were issued by a newly created REMIC Trust (that is, a grantor trust designed to take advantage of pass-through tax treatment) (the "Trust") whose primary purpose was to hold the Mortgage Notes and the Existing Collateral securing such Notes. The Mortgage-Backed Securities are comprised of (i) Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class A securities (the "Class A Securities"), (ii) Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class B securities (the "Class B Securities"), (iii) Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class C securities (the "Class C Securities"), and (iv) Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class D securities (the "Class D Securities"), and were issued for an aggregate original principal amount of approximately $143,167,719. There is an independent trustee of the Trust; neither the General Partner nor any of its affiliates has any control over the Trust. The mortgages relating to the Partnership's properties have terms similar to the mortgages on the other properties involved in the Existing Financing. The Partnership's seven mortgaged manufactured home communities and the proceeds thereof serve as collateral for the indebtedness evidenced by the Mortgage Note executed by the Partnership; otherwise, none of the properties of the Partnership serves as collateral for any loan.


         As part of the transactions contemplated by the Existing Financing and to enhance its attractiveness to outside investors and its benefits to the Partnership, as described below, the Partnership was required to purchase Class D Securities for an aggregate original principal amount equal to $1,502,250. The principal amount of the Class D Securities which the Partnership (and each of the other Borrowers) was required to purchase was equal to 5% of the amount of the gross proceeds of the Existing Financing borrowed by it. To the extent that the Trust has insufficient money to make timely principal payments on all of the classes of the Mortgage-Backed Securities which it has issued, the Class D Securities held by the Partnership and the other Borrowers will be the first class not to receive principal payments. The use of the Class D Securities was considered to have several advantages for the overall transactions contemplated by the Existing Financing, specifically to increase the likelihood of a favorable rating of the Class A Securities and Class B Securities from the rating agencies and to enhance the marketability, and lower the cost, of the overall Existing Financing. However, it did lower the amount of the proceeds of the Existing Financing that the Partnership initially obtained and carried with it significant risks. The Class D Securities are unrated securities with a fixed interest rate and are subordinate to the Class A Securities, Class B Securities and Class C Securities. The original principal amount of the Mortgage-Backed Securities was approximately as follows:

                     CLASS                           AGGREGATE PRINCIPAL
                     -----                          BALANCES AT ISSUANCE
                                                    --------------------

               Class A Securities                        $105,944,000

               Class B Securities                          $7,158,000

               Class C Securities                         $22,907,000

               Class D Securities                          $7,158,719

         In connection with the transactions contemplated by the Existing Financing, the Trust issued the Class R Security representing the residual interest in the Trust to Uniprop MHC. The Class R Security represents 99.9999% of the residual interests in the Trust. The Partnership, as a member of Uniprop MHC, holds a beneficial interest equal to approximately 21% in the Class R Security. Accordingly, upon liquidation of the Class R Security, the Partnership would be entitled to approximately 21% of the proceeds of such liquidation.

         If the Mortgage Notes are prepaid prior to December 1, 1998, each Borrower would be required to pay a prepayment premium equal to 1% of the outstanding principal amount of the Mortgage Notes issued by it. However, since the aggregate proceeds of the prepayment of the Mortgage Notes net of such prepayment premiums is sufficient to pay the Mortgage-Backed Securities in full and all other costs and expenses provided for in the Servicing Agreement, the General Partner expects that any prepayment premium paid by the Partnership will be returned to it as part of the proceeds of the Residual Interest Liquidation. The liquidation value of the Partnership's interest in the Class R Security, after giving effect to such prepayment premium, is currently valued at approximately $2,300,000.

         In June, 1997 the General Partner and its affiliates began discussions with Newman & Associates Inc. regarding the feasibility of refinancing the Existing Indebtedness. Since the time that the Existing Indebtedness was incurred, the Partnership has been required to make payments of interest only with respect to the Existing Indebtedness. Commencing January 1, 1999, however, the Partnership will be required to make payments of principal and interest with respect to the Existing Indebtedness. Although the Partnership's net operating income increased in 1997 such that it expects to be able to satisfy its debt service obligations in 1999 and make quarterly cash distributions to the Limited Partners at current levels, there can be no guaranty that the Partnership's net operating income will so permit in subsequent years.

         The General Partner expects that the proposed Refinancing would enable the Partnership to increase quarterly cash distributions to the Limited Partners by approximately 15% (i.e., an annual increase of approximately $0.11 per Unit), whereas under the Existing Financing the General Partner expects to be able to continue only the current level of quarterly distributions once principal payments become due commencing January 1, 1999. Unlike the Existing Financing, the proposed Refinancing would provide for level payments of principal and interest subject, however, to a possible Balloon Payment in the event the term of the proposed Refinancing is for less than 30 years. The monthly amount of these payments (other than the Balloon Payment, if any) would be less than the amount being paid solely for interest under the Existing Financing. In addition, the proposed Refinancing would enable the Partnership to lock in a fixed rate of interest which is lower than the variable interest rate currently payable with respect to the Existing Indebtedness. The interest rate on the Existing Indebtedness, which is calculated as provided in "Introduction-Interest Rate on Existing Indebtedness," is variable and could increase to as high as 9.9% per annum through 2003 and to as high as 10.9% per annum thereafter if market interest rates increased. Under such formula, the Partnership paid an average of approximately 9% per annum in interest during 1997.

PROPOSAL NO. 1:  AUTHORIZATION TO REFINANCE AND MORTGAGE THE PROPERTIES

         Under this Proposal the Partnership would be authorized to refinance the Existing Indebtedness and to grant liens and security interests in the Collateral as security for the indebtedness incurred under the proposed Refinancing.


Terms of the Proposed Refinancing


         The proposed Refinancing, if approved, will be structured as a conventional loan. As part of this Proposal the General Partner would be authorized to obtain the proposed Refinancing and mortgage seven of the Partnership's nine manufactured home communities within the following parameters:


                                  Terms of the Proposed Refinancing
                                  ---------------------------------

Principal Amount:                           Not to exceed $30,000,000

Loan to Value Ratio:                        Not greater than 50:100*

Debt Service Coverage Ratio:                Between 1.4:1 and 1.6:1

Amortization:                               30 year schedule

Term:                                       A minimum of 10 years and a maximum
                                            of 30 years


Prepayment Penalty:                         Yield maintenance or other customary
                                            provisions

Stated Interest Rate:                       Not to exceed 8% per annum, fixed
                                            for the duration of the loan

---------------------

*An independent appraiser has determined that the value of the Partnership's properties results in a loan-to-value ratio not greater than 50:100.

         If the Refinancing is accomplished, it is likely that the lender will later assign the loan to a securitization pool; in such event, the loan would continue to conform to the terms set forth above.

COSTS OF REFINANCING; DISTRIBUTION OF NET PROCEEDS OF THE PROPOSED REFINANCING; AND DISTRIBUTION OF NET PROCEEDS OF RESIDUAL INTEREST LIQUIDATION AND CLASS D LIQUIDATION

         Set forth below are estimates of the costs associated with the proposed Refinancing and the distribution of the net proceeds thereof:

             SOURCES:

             Loan Proceeds                                                   $30,000,000
             Liquidation of Class R Security                                  $2,300,000
             Liquidation of Class D Security                                  $1,502,250

             Total:                                                          $33,802,250
                                                                             ===========

             USES:

             Pay-off Current Mortgage Note*                                  $30,345,450
             Transaction Costs                                                  $600,000
             Refinancing Fee                                                    $300,000
             Distribution to Limited Partners                                 $2,556,800

             Total:                                                          $33,802,250
                                                                             ===========


*$300,450 of this amount represents the 1% prepayment premium required by the Mortgage Notes. See "-The Refinancing and Granting of Mortgages on the Partnership's Properties-Background."

         The Partnership Agreement currently prohibits the Partnership from incurring additional indebtedness for borrowed money and, subject to certain exceptions, granting liens and security interests with respect to the Collateral. This Proposal seeks the authorization of the Limited Partners to the incurrence by the Partnership of the indebtedness contemplated by the proposed Refinancing and the granting of liens and security interests in the Collateral to secure such indebtedness.

         If the Proposed Refinancing is approved, the Partnership will be authorized to borrow an aggregate principal amount not to exceed $30,000,000 secured by the Collateral. The other principal terms of this proposed structure are set forth above in the table entitled "Terms of the Proposed Refinancing." As a consequence of this structure of the proposed Refinancing, the

Class D Securities held by the Partnership and the Class R Security held by Uniprop MHC will be liquidated, generating gross proceeds of $1,502,250 and approximately $2,300,000, respectively. The proceeds of the Class D Liquidation will be distributed to the Limited Partners and the proceeds of the Residual Interest Liquidation will be distributed to the Limited Partners after deduction of the Refinancing Fee and up to $600,000, in the aggregate, for payment of Transaction Costs.


         The General Partner believes that the proposed Refinancing would offer the following advantages to the Limited Partners:



           - The proposed Refinancing should enable the Partnership to increase quarterly cash distributions to Limited Partners by approximately 15% (i.e. an annual increase of approximately $0.11 per Unit). If the Refinancing is not accomplished, the General Partner does not expect to be able to increase quarterly cash distributions in the foreseeable future. The Existing Indebtedness would require the Partnership to commence making principal payments of approximately $337,081 per annum (i.e., 1.107% of the outstanding principal amount of the Existing Indebtedness) beginning January 1, 1999, thus precluding a current increase in quarterly cash distributions notwithstanding the increase in the Partnership's net operating income in 1997.


           - The proposed Refinancing would lock in a fixed interest rate which would be lower than the variable interest rate currently payable with respect to the Existing Indebtedness and thus decrease the Partnership's debt service obligations. Furthermore, a fixed interest rate will permit the Partnership to predict its debt service obligations and plan accordingly. The interest rate on the Existing Indebtedness, which is calculated as provided in "Introduction-Interest Rate on Existing Indebtedness," is variable and could increase to as high as 9.9% per annum through 2003 and to as high as 10.9% per annum thereafter if market interest rates increased. Under such formula, the Partnership paid an average of approximately 9% per annum in interest during 1997. See "Introduction - Interest Rate on Existing Indebtedness."


           - Two relatively high risk securities currently held by the Partnership, the Class D Security and the Class R Security, would be liquidated. After payment of the Refinancing Fee and the Transaction Costs, the proceeds of the liquidation of these securities, approximately $2.5 million, would be distributed to the Limited Partners as a partial payment against the current shortfall in their 10% Cumulative Preferred Return. Limited Partners would receive approximately $0.75 per Unit.


         The Proposed Refinancing subjects the Partnership and the Limited Partners to certain risks which are described under "Material Differences and Risk Factors" herein.

         The proposed Refinancing and the grant of a lien and security in the Collateral are not permitted under the Partnership Agreement. Thus, to implement this Proposal, the Partnership Agreement must be amended to authorize specifically such transactions.

PROPOSAL NO. 2:  THE LIQUIDATION

         This Proposal provides for the liquidation by the Partnership of all of its right, title and interest in and to (i) its residual interest in the Trust, which interest has a liquidation value of approximately $2,300,000 and is represented by the Partnership's interest in the Class R Security issued by the Trust to Uniprop MHC (the "Residual Interest Liquidation"), and (ii) the Class D Security issued by the Trust to the Partnership and valued at $1,502,250 (the "Class D Liquidation"). For more information on the Class R Security and the Class D Security, see "-The Refinancing and Granting of Mortgages on the Partnership's Properties-Background." See also "-Proposal No. 1: Authorization to Refinance and Mortgage the Properties" and "-Proposal No. 3: Payment of Refinancing Fee to Affiliate of General Partner and Payment of Transaction Costs" for a more detailed discussion on the use of the proceeds of the Residual Interest Liquidation and the Class D Liquidation.

         The Residual Interest Liquidation and the Class D Liquidation, required to consummate the Proposed Refinancing, may not be permitted under the Partnership Agreement. Thus, to implement this Proposal, the Partnership Agreement must be amended to authorize specifically each such liquidation.

PROPOSAL NO. 3: PAYMENT OF REFINANCING FEE TO AFFILIATE OF GENERAL PARTNER AND PAYMENT OF TRANSACTION COSTS

         This Proposal provides for the payment (i) to Uniprop, Inc., the managing general partner of the General Partner, of a fee, in an amount not to exceed one percent (1%) of the gross aggregate principal amount of the proposed Refinancing, for its services in arranging the proposed Refinancing (the "Refinancing Fee"), and (ii) of up to $600,000, in the aggregate, for legal fees, underwriting fees, accountants' fees, fees of other professionals, closing costs, filing fees and other similar fees, costs and expenses (the "Transaction Costs") incurred by the Partnership in connection with the consummation of the transactions contemplated by the proposed Refinancing and the related Proposals. The Refinancing Fee and Transaction Costs will be paid from the proceeds of the Residual Interest Liquidation. Assuming the gross aggregate principal amount of the proposed Refinancing is $30,000,000, the Refinancing Fee would equal $300,000. The Refinancing Fee is payable to Uniprop, Inc., the managing general partner of the General Partner, upon the closing of the proposed Refinancing for services provided by Uniprop, Inc. relating to the investigation, analysis and negotiation of the terms and conditions of the proposed Refinancing.

         The Partnership Agreement currently provides for the payment to the General Partner or its affiliates of various fees in connection with its management of the business and affairs of the Partnership and permitted payment in 1992 of a $300,000 fee in connection with the Existing Financing. The Partnership Agreement does not, however, permit the payment to Uniprop, Inc.

of the Refinancing Fee in connection with the transactions contemplated by the proposed Refinancing. In addition, the Partnership Agreement provides that the proceeds of the Residual Interest Liquidation and the Class D Liquidation are to be distributed to the Limited Partners. Thus, before the proceeds of the Residual Interest Liquidation and the Class D Liquidation can be used for purposes other than distributions to the Limited Partners, the Partnership Agreement will have to be amended to authorize specifically such payments.

PROPOSAL NO. 4:  APPROVAL AND ADOPTION OF SECOND AMENDMENT

         This Proposal provides for approval of the Second Amendment and authorization of the execution and delivery thereof. A copy of the Second Amendment is attached hereto as Exhibit A and the Limited Partners are urged to review carefully the same with their attorneys, accountants and investment advisers.

                  ---------------------------------------------

         The General Partner will not cause the Partnership to enter into the proposed Refinancing unless all of the above Proposals are approved by the Limited Partners. See "Material Differences and Risk Factors" for additional information regarding the risks relating to these Proposals.

                 COMPENSATION TO GENERAL PARTNER AND AFFILIATES

         The following table sets forth the compensation payable to the General Partner and its affiliates and the distributions to the General Partner and Limited Partners for the years 1995, 1996 and 1997, as actually paid and distributed and, in the Pro Forma estimate columns, as they would have been paid and distributed had the proposed Refinancing been consummated as of January 1, 1995:


=========================================================================================================================
                         1995             1995             1996              1996             1997             1997

                     (Pro Forma)        (Actual)        (Pro Forma)        (Actual)       (Pro Forma)        (Actual)
-------------------------------------------------------------------------------------------------------------------------
Capital returned          $0               $0                $0               $0               $0               $0
to Limited
Partners
-------------------------------------------------------------------------------------------------------------------------

Net cash from         $2,311,293       $2,195,720        $1,812,059       $1,783,868       $2,134,184       $2,114,171
operations             ($0.70 per      ($0.66 per         ($0.55 per      ($0.54 per        ($0.65 per      ($0.64 per
distributed to           Unit)            Unit)              Unit)          Unit)             Unit)           Unit)
Limited Partners
-------------------------------------------------------------------------------------------------------------------------

Distributed to            $0               $0                $0               $0               $0               $0
General Partner
from loan
proceeds

-------------------------------------------------------------------------------------------------------------------------

Net cash from             $0               $0                $0               $0               $0               $0
=========================================================================================================================

=========================================================================================================================
operations
distributed to
General Partner

-------------------------------------------------------------------------------------------------------------------------

Property             Same as 1995       $524,609        Same as 1996       $552,346       Same as 1997       $585,394
management fee          Actual                             Actual                            Actual
paid to
affiliate of
General Partner

-------------------------------------------------------------------------------------------------------------------------

Refinancing fee        $300,000            $0                $0               $0               $0               $0
paid to
affiliate of
General Partner

-------------------------------------------------------------------------------------------------------------------------


Reimbursement of          $0               $0                $0               $0               $0               $0
expenses of
General Partner
and Affiliates

-------------------------------------------------------------------------------------------------------------------------

Payments by          Same as 1995       $164,657        Same as 1996       $196,491       Same as 1997       $177,046
Partnership to          Actual                             Actual                            Actual
employees of
General Partner

-------------------------------------------------------------------------------------------------------------------------

Shortfall             $2,500,000           $0                $0               $0               $0               $0
Distributions to
Limited Partners
from Loan
Proceeds
=========================================================================================================================

                 CONSULTING AGREEMENT AND CONSULTANT'S STATEMENT

         Pursuant to the Consulting Agreement, the Partnership is required to consult with the Consultant and the Consultant is required to advise the Partnership with respect to the terms of certain transactions, including financing transactions. The Consultant is a New York corporation. Affiliates of the Consultant directly or indirectly own a 1% general partner interest and an 11.8% limited partner interest in Exodus Associates Limited Partnership, which owns a 23.968% limited partnership interest in the General Partner. The Partnership Agreement provides that the General Partner will not take any action with respect to such matters contrary to the recommendations of the Consultant or where the Consultant cannot, for reasonable cause, make a recommendation with respect to such matters, unless it obtains the approval of Limited Partners holding a majority of the Units.

         The Consultant's Statement to the General Partner and the Partnership is attached hereto as Exhibit B and is incorporated herein by this reference. The Consultant's Statement states, in relevant part, that, subject to and based upon the matters set forth therein, the Consultant affirmatively recommends FOR the Proposals.

         Limited Partners are urged to read the Consultant's Statement carefully and in its entirety. The Consultant's Statement sets forth the procedures followed, the assumptions made, the matters considered and the limits of the Consultant's review. The Consultant assumed, among other things, that no Partnership property will be sold prior to the expiration of five years from the date of the transactions contemplated by the Proposals. In rendering the Consultant's Statement, the Consultant relied on the accuracy and completeness of all financial and other information that was publicly available or furnished to it by the General Partner.

         The Consultant was asked only to consider the proposals as described in this Proxy Statement. The Consultant was not asked to, and did not, participate in the General Partner's decision to undertake (or in the structuring of) any of the Proposals described herein. The Consultant was not asked to solicit alternate transactions to the Proposals or to evaluate whether the Refinancing will be consummated.

         The Consultant's Statement is necessarily based upon financial and economic data existing as of the date thereof. The Consultant did not make an independent appraisal of the Partnership's assets and was not asked to do so. The Consultant does not have a duty to update (and does not intend to update) the Consultant's Statement to reflect facts arising or information learned by the Consultant after the date thereof.

         The foregoing description of the Consultant's Statement is not intended to be complete and is qualified in its entirety by reference to the Consultant's Statement.

                       RECOMMENDATIONS OF GENERAL PARTNER

FAIRNESS OF THE PROPOSALS

         The General Partner believes that the Proposals are fair and in the best interest of the Partnership although they would, if adopted, financially benefit the General Partner and involve some economic costs to the Limited Partners.

         The proposed Refinancing and the related Proposals benefit the Limited Partners as follows:


         - The proposed Refinancing should enable the Partnership to increase quarterly cash distributions to Limited Partners by approximately 15% (i.e. an annual increase of approximately $0.11 per Unit). If the Refinancing is not accomplished, the General Partner does not expect to be able to increase quarterly cash distributions in the foreseeable future. The Existing Indebtedness would require the Partnership to commence making principal payments of approximately $337,081 per annum (i.e., 1.107% of the outstanding principal amount of the Existing Indebtedness) beginning January 1, 1999 thus precluding a current increase in quarterly cash distributions notwithstanding the increase in the Partnership's net operating income in 1997.


         - The proposed Refinancing would lock in a fixed interest rate which would be lower than the variable interest rate currently payable with respect to the Existing Indebtedness and thus decrease the Partnership's debt service obligations. Furthermore, a fixed interest rate will permit the Partnership to predict its debt service obligations and plan accordingly. The interest rate on the Existing Indebtedness, which is calculated as provided in "Introduction-Interest Rate on Existing Indebtedness," is variable and could increase to as high as 9.9% per annum through 2003 and to as high as 10.9% per annum thereafter if market interest rates increased.


         - Two relatively high risk securities currently held by the Partnership, the Class D Security and the Class R Security, would be liquidated. After payment of the Refinancing Fee and the Transaction Costs, the proceeds of the liquidation of these securities, approximately $2.5 million, would be distributed to the Limited Partners as a partial payment against the current shortfall in their 10% Cumulative Preferred Return. Limited Partners would receive approximately $0.75 per Unit.


By entering into the transactions contemplated by the Proposals now, the Partnership can take advantage of the existing favorable low interest rate environment. The Partnership has attempted to obtain refinancing at a lower rate than the terms of the proposed Refinancing described in "The Proposals-Proposal No. 1: Authorization to Refinance and Mortgage the Properties" but was unable to do so.

         The General Partner acknowledges that the Proposals impose some costs and risks to the Partnership. The General Partner estimates that the Partnership will incur fees and costs equal to approximately 3% of the gross aggregate principal amount of the proceeds of the proposed Refinancing. In addition, as a result of the proposed Refinancing, the Partnership may be required to make debt service payments for six years after the time when such payments would cease to be required to be made under the Existing Financing. For a more detailed discussion of risks relating to the Proposals, see "Material Differences and Risk Factors."

         As provided in the Partnership Agreement, the General Partner intends to seek the approval of Limited Partners holding more than 1,651,694 Units to the Proposals. The Consultant has recommended that Limited Partners vote for the adoption of the Proposals. See "Consulting Agreement and Consultant's Statement."

ALTERNATIVES TO THE REFINANCING

         Initially, the Partnership received refinancing proposals from several financial firms and institutions. One such proposal was to structure the proposed Refinancing as a financing involving the issuance of mortgage-backed securities. This structure would have been similar to the current structure of the Existing Financing, with additional properties possibly added to, and certain of the properties currently in the Trust removed from, the pool of mortgages held by the Trust. The General Partner chose the structure of the proposed Refinancing over the mortgage-backed security structure for two major reasons. First, the General Partner determined that the interest rate that would have been applicable to a mortgage-backed financing would have been higher than the interest rate the General Partner expects to obtain on the proposed Refinancing. Second, if the proposed Refinancing were structured as a mortgage-backed financing, the Partnership would likely be required to purchase a subordinated security similar to the Class D Security. If such structure were used, the General Partner would have to use the aggregate gross proceeds of the Class D Liquidation to purchase such securities, thus reducing the return to the Limited Partners upon consummation of the proposed Refinancing.

         Among the other alternatives to the proposed Refinancing considered by the General Partner were: (i) the liquidation of the Partnership's assets and the distribution of the net proceeds thereof to the Limited Partners and others, in accordance with the Partnership Agreement; and (ii) the continuation of the Partnership in accordance with its existing business plan with the Existing Financing.

         Liquidation. In lieu of consummating the proposed Refinancing, the Partnership could sell its real estate assets, pay off existing liabilities and debts, and distribute the net liquidation proceeds to the Limited Partners and others in accordance with the terms and conditions of the current Partnership Agreement. The Partnership would then be dissolved after the final distribution of net proceeds. The General Partner calculates the estimated net asset value of each Unit by dividing (i) the amount of distributions that would be made to the Limited Partners if the Partnership's properties were sold at their current appraised value, less sales expenses (but without consideration to tax consequences of the sale), by (ii) 3,303,387. In March, 1998, the

Partnership's properties were appraised at an aggregate fair market value of $77,200,000, and the estimated net asset value of the Units was $13.57.

         The primary advantage of this alternative strategy is that it allows for a final liquidation of the Limited Partners' investment in the Partnership. Following the liquidation, the Limited Partners would be at liberty to use the funds received for investment, business, personal or other purposes. The attractiveness of this alternative depends in part on whether the Partnership will be able to realize on the sale of its properties the aggregate amount at which the properties were most recently appraised. Another factor to consider is whether the continued holding of the investment by the Limited Partners is apt to yield them a greater return than may be available to them after liquidation through other investment vehicles.

         The principal disadvantage of this strategy is that a sale at this time is unlikely to enable the Partnership to return the Limited Partners' remaining invested principal, which is currently $17.11 per Unit, nor would it enable the Partnership to make up the remaining shortfall in the Limited Partners' 10% Cumulative Preferred Return, which is currently $4.45 per Unit. Since the valuation of the Partnership's properties has been increasing significantly in recent years, the General Partner considers it advisable to continue to hold the properties and to attempt to achieve the Partnership's original objective of preserving and returning capital. It is not certain whether market conditions will continue to improve in the next several years to permit more favorable sales of real estate, but historically real estate has been considered a stable long-term investment, despite periodic market fluctuations.

         Continuation of Partnership. The last alternative considered by the General Partner is to continue the business of the Partnership in accordance with its existing business plan and the Existing Financing. The General Partner does not believe that there are material risks to Limited Partners if the proposed Refinancing is not implemented. However, the General Partner does believe, as described above, that the proposed Refinancing presents the best available alternative for increasing quarterly cash distributions to the Limited Partners. In addition, the General Partner considers the fixed rate financing now available to the Partnership in the proposed Refinancing to be more attractive than the variable rate under the Existing Financing.

THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS VOTE "FOR" ALL OF THE PROPOSALS.

                         PRO FORMA FINANCIAL STATEMENTS

         The pro forma financial statements of the Partnership for the fiscal year ended December 31, 1997 are attached hereto as Exhibit C and made a part hereof.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The Partnership is a limited partnership duly formed pursuant to the Uniform Limited Partnership Act, as amended, of the State of Michigan. The General Partner is vested with full authority as to the general management and supervision of the business and other affairs of the Partnership, subject to certain constraints in the Partnership Agreement and in the Consulting Agreement. Limited Partners have no right to participate in the management of the Partnership and have limited voting privileges only on certain matters of fundamental significance. No person owns of record or beneficially more than five percent of the Units.

         The Partnership, as an entity, does not have any officers or directors. The General Partner of the Partnership is Genesis Associates Limited Partnership. Genesis Associates Limited Partnership is a Michigan limited partnership and its general partners are Paul M. Zlotoff and Uniprop, Inc.

         Paul M. Zlotoff is 48 and has been an individual general partner of Genesis Associates Limited Partnership since its inception in November, 1986. Mr. Zlotoff became the Chairman and Chief Executive Officer of Uniprop, Inc. in May, 1986 and has been its President since 1979. He is also an individual general partner of P.I. Associates Limited Partnership, the general partner of Uniprop Manufactured Housing Communities Income Fund, a limited partnership which owns and operates four manufactured home communities. Mr. Zlotoff currently acts and has acted in the past as the general partner for various other limited partnerships owning manufactured home communities and some commercial properties.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following discussion describes all of the types of compensation, fees or other distributions paid by the Partnership or others to the General Partner or its affiliates from the operations of the Partnership during the last fiscal year, as well as certain of such items which may be payable during the next fiscal year. Certain of the following arrangements for compensation and fees were not determined by arm's length negotiations between the General Partner, its affiliates and the Partnership.

         The sellers of all the properties acquired by the Partnership, in some of which sellers Paul M. Zlotoff has an interest, may be entitled to a contingent purchase price payable by the Partnership with respect to each property, when and if the properties are sold. The maximum amounts which could be payable to the sellers are as follows: Sunshine Village, $1,108,260; and Ardmor Village $946,236. Each seller will become entitled to any unpaid contingent purchase price upon the sale, financing or other disposition of one or more properties, but only after the receipt by each Limited Partner of certain distributions, including the return of his or her cash contribution to the Partnership. The actual amounts to be received, if any, will depend upon the results of the Partnership's operations and the amounts received upon a sale, financing or other disposition of the Partnership's properties and are not determinable at this time. However, under the terms of the Proposals, no portion of the contingent purchase price will be due or paid as a result of the proposed Refinancing.

         The Partnership has paid and will pay an incentive management interest to the General Partner for managing the Partnership's affairs, including: determining distributions, negotiating agreements, selling or financing properties, preparing records and reports, and performing other ongoing Partnership responsibilities. This incentive management interest could be up to 15% of the Partnership's distributable cash from operations in any quarter. However, in each quarter the General Partner's right to receive any distributable cash from operations is subordinated to the extent necessary to first provide the Limited Partners with certain specified returns. Any such amounts not paid to the General Partner in a taxable year will be accumulated and paid from distributable cash from certain Partnership transactions, including financing transactions, but only after each Limited Partner has received its 10% Cumulative Preferred Return and 125% of its capital contributions to the Partnership. While the General Partner is not entitled to receive any incentive management interest upon consummation of the Proposals, one of the Proposals does provide for the payment to Uniprop, Inc., the managing general partner of the General Partner, of a Refinancing Fee equal to 1% of the amount borrowed. During the last fiscal year, the General Partner received no distribution on account of its incentive management interest from operations because distributions were approximately $3,538,000 less than the 10% Cumulative Preferred Return due to the Limited Partners. For 1997, approximately $400,000 was accumulated for the General Partner, and the General Partner's aggregate accumulated incentive management interest as of December 1997 was approximately $6,100,000. The actual amount to be received during the 1998 fiscal year will depend upon the results of the Partnership's operations and is not determinable at this time.

         Uniprop, Inc., the managing general partner of the General Partner, received and will receive property management fees for each property of the Partnership managed by it. Uniprop, Inc. is primarily responsible for the day-to-day management of the properties and for the payment of the costs of operating each property out of the rental income collected. The property management fees are equal to the lesser of 5% of the annual gross receipts from the properties managed by Uniprop, Inc., or the amount which would be payable to an unaffiliated third party for comparable services. During the 1997 fiscal year, Uniprop, Inc. received the following property management fees totaling $585,394: Ardmor Village, $56,791; Camelot Manor, $55,433; Country Roads, $38,701; Dutch Hills, $45,230; El Adobe, $81,229; Paradise Village, $71,965;
Stonegate Manor, $50,893; Sunshine Village, $74,669; and West Valley, $110,483.

         In addition, certain employees of the Partnership are also employees of the General Partner. During the last fiscal year, these employees received $177,046 for performing on-site property management, data processing and investor relations services for the Partnership. The actual amounts to be received during the 1998 fiscal year will depend upon the results of the Partnership's operations.

         Uniprop, Inc. would receive the Refinancing Fee (specifically, an amount equal to one percent (1%) of the gross aggregate principal amount of the proposed Refinancing) for its services in arranging the proposed Refinancing.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following discussion summarizes the material aspects of the Federal income taxation of the Limited Partners that should be considered by the Limited Partners in connection with the Refinancing. Such discussion is not intended as personal tax advice, but merely as an aid to the Limited Partners in understanding certain tax consequences of the Refinancing. Moreover, such discussion does not attempt to address the tax consequences that may be applicable to a particular group of investors, such as foreign investors, tax-exempt entities, banks and insurance companies, nor does it attempt to address the tax consequences to a Limited Partner due to such Partner's particular tax situation. This discussion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial decisions, all of which are subject to change, possibly with retroactive effect. This discussion does not consider state, local and foreign income and other tax aspects of the Refinancing, and does not deal with Federal tax consequences other than Federal income tax consequences.

         The Partnership has not requested and has no intention of requesting a ruling from the Internal Revenue Service on any of the tax matters discussed herein. No assurance can be given that the Internal Revenue Service will not take a contrary position or that a court will not find in a contrary manner. The following discussion represents merely the views of the General Partner as to the Federal income tax consequences of the Refinancing under existing law and can in no way be taken as an assurance that the Internal Revenue Service will agree with these views.

         LIMITED PARTNERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS IN ORDER TO UNDERSTAND FULLY THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REFINANCING.

DISTRIBUTIONS

         In general, a distribution of cash to a Limited Partner is not taxable unless such distribution exceeds a Limited Partner's basis in its Units.

         A Limited Partner's tax basis in its Units will generally equal the amount paid for such Units, (i) increased by (A) the amount of money and the adjusted basis of any property subsequently contributed by the Limited Partner to the Partnership and (B) such Partner's allocable share of Partnership taxable income and gain and tax-exempt income, and (ii) decreased by (A) the amount of money and the adjusted basis of any property distributed by the Partnership to the Limited Partner and (B) such Partner's allocable share of Partnership losses and deductions and nondeductible Partnership expenses not properly chargeable to such Partner's capital account. Moreover, any increase in a Limited Partner's share of the liabilities of the Partnership, or any increase in the Limited Partner's individual liabilities by reason of the assumption by such Limited Partner of Partnership liabilities, will generally be considered as a contribution of money by such Limited Partner to the Partnership, thereby increasing the Limited Partner's tax basis in its Units. Conversely, any decrease in a Limited Partner's share of the liabilities of the Partnership, or any decrease in a Limited Partner's individual liabilities by reason of the assumption by the Partnership of such individual liabilities, will generally be considered as a distribution of money to the Limited Partner by the Partnership, thereby decreasing the Limited Partner's tax basis in its Units.

         If the Refinancing is accomplished, a Limited Partner that receives a distribution that exceeds such Partner's tax basis in its Units will recognize gain in the amount of such excess. Such gain will capital gain if the Limited Partner has held its Units as capital assets, and such capital gain will be long-term capital gain if the Limited Partner has held its Units for more than one year. Individual investors that hold Units for more than 18 months may be taxed on their capital gains at a lower rate.

                    SPECIAL FEDERAL INCOME TAX CONSIDERATIONS
                             FOR TAX-EXEMPT ENTITIES

         Tax-exempt organizations, including qualified pension, profit-sharing and stock bonus plans and IRAs, are generally exempt from Federal income taxation but are subject to taxation on their "unrelated business taxable income" as defined in Section 512 of the Code and may be required to file Federal income tax returns for any taxable year in which they have gross unrelated business income (whether or not any tax is due). Unrelated business taxable income is income from an unrelated trade or business regularly carried on, excluding certain items including dividends, interest, royalties, certain rents and gains from the sale of property that is neither inventory nor held primarily for sale to customers in the ordinary course of business, adjusted by deductions directly connected with such income. The unrelated business tax is imposed directly on, and is paid out of the assets of, the tax-exempt organization. The rate of tax depends upon the type of organization. In addition to possible Federal income taxation, unrelated business taxable income might also be subject to state and local income taxation, which may differ in method of computation and amount from the Federal tax.

         A tax-exempt entity is engaged in an unrelated trade or business if it carries on a trade or business unrelated to its exempt purpose or is a partner in a partnership which carries on such business. The unrelated business taxable income of a tax-exempt organization from an investment in a limited partnership is determined with reference to the various types of income realized by the partnership.

         The Partnership will derive all but minor portions of its income from real property rents and gains from sale of real property investments. While these types of income are generally excluded from unrelated business taxable income, such income will be unrelated business taxable income if the Partnership's property is financed with "acquisition indebtedness." Acquisition indebtedness is defined as indebtedness incurred by a tax-exempt organization directly or through a partnership: (i) in acquiring or improving a property;
(ii) prior to acquiring or improving a property if the indebtedness would not have been incurred but for such acquisition or improvement; or (iii) after acquiring or improving a property if the indebtedness would not have been incurred but for such acquisition or improvement and the incurrence was reasonably foreseeable at the time of the acquisition or improvement. The law is not clear as to the circumstances under which indebtedness incurred by the Partnership subsequent to the acquisition of the properties but not specifically arranged or contemplated at the time the properties were acquired would be deemed to have been "reasonably foreseeable" and therefore "acquisition indebtedness." Accordingly, there is no assurance that the income allocated to a tax-exempt Partner would not be treated as unrelated business taxable income by the IRS.

         TAX-EXEMPT ORGANIZATIONS ARE STRONGLY URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS CONCERNING THE POSSIBLE TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP AND THE EFFECTS OF THE PROPOSALS ON THEIR EXISTING INVESTMENTS IN THE PARTNERSHIP.

                                  OTHER MATTERS

         The only matters that the General Partner intends to present at the Special Meeting are set forth in this Proxy Statement, and the General Partner knows of no other matters that will be brought before the Limited Partners at the Special Meeting. However, if any other matters are properly presented at the Special Meeting, the General Partner will vote the Proxies on such matters in accordance with its best judgment.

         A representative of the Partnership's independent certified public accountants, BDO Seidman LLP, is expected to be present at the Special Meeting to respond to appropriate questions and will have the opportunity to make a statement if so desired.

                      INFORMATION INCORPORATED BY REFERENCE

         Incorporated by reference in and accompanying this Proxy Statement is a copy of the Partnership's Annual Report on Form 10-K (including Schedules 5 and
6) for the fiscal year ended December 31, 1997 (without exhibits), as filed with the Securities and Exchange Commission. All documents filed by the Partnership pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to August 3, 1998 (or any later date to which the Special Meeting is postponed or adjourned) shall be deemed to be incorporated by reference into this Proxy Statement. Copies of any document incorporated by reference herein and not attached hereto may be obtained without cost by any person to whom this Proxy Statement is delivered by written or oral request to the General Partner's Investor Relations Department at 280 Daines Street, Suite 300, Birmingham, Michigan 48009, telephone no. (800) 541-7767.

                         UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II

                         BY:  GENESIS ASSOCIATES LIMITED PARTNERSHIP,
                              ITS GENERAL PARTNER


                         BY: _____________________________________
                                 NAME: PAUL M. ZLOTOFF
                                 TITLE:  GENERAL PARTNER

                                    EXHIBIT A
                                       TO
                                 PROXY STATEMENT

                                SECOND AMENDMENT


             UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II

                               SECOND AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP

         This Second Amendment to Agreement of Limited Partnership (this "Amendment") is made as of ________________, 1998 by Genesis Associates Limited Partnership, a Michigan limited partnership ("Genesis"), as general partner of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (the "Partnership," and Genesis in such capacity as a general partner, the "General Partner"), for itself and as attorney-in-fact for the Partnership's unit holders and limited partners, upon the approval of a majority in interest, as a group, of "Unit Holders" and "Limited Partners" (each as defined in the "Agreement" (as defined below)), in accordance with Section 19b of that certain Agreement of Limited Partnership of the Partnership, dated November 7, 1986, by and among the General Partner, Uniprop Beneficial Corporation, a Michigan corporation, and the unit holders and limited partners of the Partnership parties thereto, as amended by that certain First Amendment to Agreement of Limited Partnership, made as of September 15, 1993, by the General Partner and a majority in interest, as a group, of the unit holders and limited partners of the Partnership (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

1.       AMENDMENTS.

         Effective as of the date hereof the Agreement is amended as follows:

         1.1 Section 1 of the Agreement is hereby amended to delete the term "Class D Securities" in its entirety and to substitute the following therefor:

             "Class D Security" means that certain Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class D, issued to the Partnership on or about December 27, 1993 for an aggregate principal amount equal to $1,502,250.

         1.2 Section 1 of the Agreement is hereby amended to add the following definitions thereto in the correct alphabetical order:

             "Class R Security" means that certain Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class R, issued to Uniprop MHC Residual

         L.L.C., a Michigan limited liability company of which the Partnership is a member, on or about December 27, 1993.

              "Liquidation" means the liquidation by the Partnership of all of its right, title and interest in and to the Class D Security and the Class R Security.

              "Refinancing" means the borrowing of up to an aggregate principal amount of $30,000,000, secured by a lien and security interest on seven of the Partnership's nine manufactured home communities and the proceeds thereof, the proceeds of which will be used to refinance the Partnership's Borrowing; provided, that the terms of the Refinancing are within the following parameters:

         Principal Amount:                     Not to exceed $30,000,000

         Loan to Value Ratio:                  Not greater than 50:100

         Debt Service Coverage                 Between 1.4:1 and 1.6:1
         Ratio:

         Amortization:                         30 year schedule

         Term:                                 A minimum of 10 years and a
                                               maximum of 30 years

         Prepayment Penalty:                   Yield maintenance or other
                                               customary provisions

         Stated Interest Rate:                 Not to exceed 8% per annum,
                                               fixed for the duration of the
                                               loan

              "Refinancing Documents" means all agreements, documents and instruments (including, without limitation, all mortgages, security agreements and other collateral documents), together with all amendments, supplements, extensions, renewals, replacements, restatements or other modifications thereto (in each case whether in whole or in part), evidencing the Refinancing or the transactions contemplated thereby, or any part thereof.

              "Refinancing Fee" means that certain fee to be paid by the Partnership to Uniprop, Inc. upon the consummation of the Refinancing which fee shall be in an aggregate amount not to exceed one percent (1%) of the aggregate principal amount of the Refinancing.

              "Transaction Costs" means the legal fees, underwriting fees, accountants' fees, fees of other professionals, closing costs, filing fees and other similar fees, costs and expenses relating to the Refinancing and incurred by the Partnership in connection with the consummation of the transactions contemplated by the Refinancing.

         1.4 Section 14b of the Agreement is hereby amended to add the following at the end thereof:


                  "Notwithstanding anything to the contrary set forth in this
         Section 14 or elsewhere in this Agreement, in addition to the rights and powers granted to the General Partner in this Agreement, the General Partner is authorized and empowered, for and on behalf of the Partnership, to take all appropriate action in connection with the following without any further approval of the Consultant, any Unit Holder or any Limited Partner:

                  (a) To consummate the Refinancing and enter into the applicable Refinancing Documents; and

                  (b) To consummate the Liquidation; provided that the proceeds of the Liquidation of the Class R Security shall be applied as follows:

                      (i) up to $300,000 to Uniprop, Inc., as payment in full of the Refinancing Fee; and

                      (ii) up to $600,000 to pay the Transaction Costs;

         and the balance thereof, together with the proceeds of the liquidation of the Class D Security, shall constitute Distributable Cash From Capital Transactions and shall be distributed to the Unit Holders and the Limited Partners as provided in Section 11c of this Agreement.

2.       REFERENCE TO AND EFFECT UPON THE AGREEMENT.

         2.1 Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         2.2 Upon the effectiveness of this Amendment each reference in (i) the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Agreement as amended hereby, and (ii) any other agreement, document or instrument to the Agreement shall mean and be a reference to the Agreement as amended hereby.

3.       SECTION TITLES.

         The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

4.       GOVERNING LAW.

         The terms and provisions of this Amendment and any dispute arising hereunder shall be governed by the laws of the State of Michigan without giving effect to its conflict of laws provisions. The courts of the State of Michigan shall have the sole and exclusive jurisdiction in any case or controversy arising under this Amendment or by reason of the Agreement.

         IN WITNESS WHEREOF, the General Partner, the Unit Holders, and the Limited Partners have duly executed and delivered this Amendment as of the day and year first above written.

                            GENERAL PARTNER:

                            GENESIS ASSOCIATES
                            LIMITED PARTNERSHIP


                            BY:____________________________________________
                                PAUL M. ZLOTOFF, GENERAL PARTNER


                            BY: UNIPROP, INC., A MICHIGAN CORPORATION AND A GENERAL PARTNER OF GENESIS ASSOCIATES LIMITED PARTNERSHIP


                                BY:___________________________________________
                                     PAUL M. ZLOTOFF, PRESIDENT


                            UNIT HOLDERS AND LIMITED PARTNERS:

                            BY: GENESIS ASSOCIATES LIMITED PARTNERSHIP, A MICHIGAN LIMITED PARTNERSHIP, AS ATTORNEY-IN-FACT FOR ALL UNIT HOLDERS AND LIMITED PARTNERS


                            BY:_______________________________________________

                                    EXHIBIT B
                                       TO
                                 PROXY STATEMENT

                             CONSULTANT'S STATEMENT

                                    Attached

                       MANUFACTURED HOUSING SERVICES INC.

May 8, 1998

Uniprop Manufactured Housing Communities Income Fund II and
Genesis Associates Limited Partnership
280 Daines Street
Suite 300
Birmingham, Michigan 48009

Attention:  Mr. Paul M. Zlotoff

Re: First Amended and Restated Consulting Agreement, dated as of January 9, 1998 (the "Consulting Agreement"), among Uniprop Manufactured Housing Communities Income Fund II (the "Partnership"), Genesis Associates Limited Partnership (the "General Partner") and Manufactured Housing Services Inc. (the "Consultant")

Dear Mr. Zlotoff:

Pursuant to the Consulting Agreement, the General Partner has requested that the Consultant provide its written recommendation as to the General Partner's Proposals (defined below) set forth in the drafts provided to us on May 5, 1998 of the "Notice of Special Meeting of the Unit Holders and Limited Partners to be Held on August 3, 1998" and the "Proxy Statement" associated therewith (collectively, the "Proxy Materials"). This letter sets forth a brief summary of the Proposals, a description of the scope of our engagement, certain of those assumptions which form the basis of the recommendation contained in this letter and our recommendation.

THE PROPOSALS

The Proposals for which our recommendation is sought are (a) to authorize the Partnership to borrow up to $30,000,000, the proceeds of which will be used to refinance the Partnership's existing indebtedness and to secure such indebtedness of up to $30,000,000 with mortgages on seven of its nine properties; (b) to authorize the Partnership to liquidate its interest in two of the Uniprop MHC Mortgage Pass-Through Certificates, Series 1993-1 issued to the Partnership in connection with a prior financing, and to distribute the proceeds of such liquidation, net of fees and expenses, to the Limited Partners; (c) to authorize the Partnership to pay a fee of approximately $300,000 to an affiliate of the General Partner; and (d) to approve the Second Amendment to the Partnership Agreement.

This summary of the Proposals is qualified in its entirety by the description of the Proposals in the Proxy Materials. The Proxy Materials should be carefully reviewed for a more complete description of the matters contemplated thereby. (The terms "Proposal" and "Proposals" shall have the meanings set forth in the Proxy Materials.)

SCOPE OF ENGAGEMENT
The Consulting Agreement provides, among other things, that we shall review all proposals submitted to us by the General Partner for those transactions listed in the Consulting Agreement, and that we shall provide the General Partner and the Partnership with a written recommendation with respect to such proposals.

In connection with our consideration of the Proposals, we have been provided with and have reviewed, among other things, copies of the following items: (a) the Proxy Materials; (b) the Consulting Agreement; (c) the partnership agreement of the Partnership; (d) the audited financial statements of the Partnership for the year ended December 31, 1997; (e) the General Partner's budgets for each Partnership property for the year ending December 31, 1998; (f) preliminary financing proposals, applications or bids from Nomura Asset Capital Corporation, Deutsche Bank Morgan Grenfell and Greentree (Commercial Lending Division); (g) the property operating statements for 1996 and 1997; (h) certain charts and schedules, prepared by the General Partner, relating to appraised values, average rents and net operating income growth for various periods; (i) the 1998 year to date operating statement for each Partnership property; (j) five year refinancing pro forma, prepared by the General Partner, for each of the Partnership properties; (k) the Partnership's Annual Report on Form 10-K for the year ended December 31, 1997; and (l) the Partnership's prospectus, dated December 23, 1986.

We have not independently verified the accuracy or completeness of the information supplied to us with respect to the transactions and other actions contemplated by the Proposals and we do not assume any responsibility with respect thereto.

Our engagement is limited to responding with a recommendation to the Proposals.

We were not engaged and do not purport (a) to develop, consider, solicit or evaluate alternate proposals; (b) to broaden, negotiate or restructure the Proposals; (c) to consider the relative merits of a disposition of Partnership assets, in whole or in part; (d) to evaluate or to comment on the reasonableness of the various fees and expenses to be incurred by the Partnership or paid to the General Partner or its affiliates in consummating the transactions and other actions contemplated by the Proposals; (e) to evaluate or to comment on whether the consummation of the transactions and other actions contemplated by the Proposals are consistent with the fiduciary responsibility of the General Partner to the Partnership and the Limited Partners; (f) to evaluate or to comment on the adequacy, accuracy or completeness of the description of the Proposals and each of the matters set forth in the Proxy Materials, including without limitation the manner in which this letter is characterized, described or excerpted; (g) to evaluate or comment on the probability that the transactions and actions contemplated by the Proposals will be consummated; (h) to perform or to obtain an independent evaluation or appraisal of the Partnership's assets; and (i) to evaluate the reasonableness of the assumptions contained in the Proxy Materials and the materials provided to us by the General Partner.

This letter should not be construed as investment or tax advice to any of the Limited Partners of the Partnership. We understand that the Partnership and the Limited Partners will seek their own investment and tax advice regarding their vote on the Proposals.

ASSUMPTIONS

In making the recommendation set forth below, we have assumed, among other things, that (a) the various assumptions contained in the Proxy Materials are true and accurate; (b) all the Proposals are approved and all the transactions and actions contemplated by all the Proposals are consummated; (c) all conditions precedent, as set forth in the Proxy Materials, to the consummation of the transactions and actions contemplated by the Proposals, have been or will be satisfied; (d) all information provided to us by the General Partner, including the Proxy Materials, do not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(e) the General Partner has provided to us such information as the Partnership possesses that is directly or indirectly related to the Proposals; and (f) that no Partnership property will be sold prior to the expiration of five years from the date of the transactions contemplated by the Proposals. Changes in the assumptions made by us in preparing this recommendation, contained in the Proxy Materials or contained in any of the materials provided to us by the General Partner may result in a conclusion different from the recommendation set forth below.


RECOMMENDATION

BASED UPON AND SUBJECT TO THE ASSUMPTIONS, QUALIFICATIONS AND LIMITATIONS SET FORTH HEREIN, WE AFFIRMATIVELY RECOMMEND FOR THE PROPOSALS.

We alert you to the fact that the principal of the Consultant is the holder of an indirect limited partner interest in the General Partner in the approximate amount of 2.8%, and, accordingly, may indirectly benefit from the transactions described in the Proxy Materials.

This letter is furnished to you solely in connection with the Consulting Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written consent.

Very truly yours,

MANUFACTURED HOUSING SERVICES INC.

By:/s/ Donald E. Petrow
   -------------------------------
   Donald E. Petrow
   President

                                    EXHIBIT C
                                       TO
                                 PROXY STATEMENT

                         PRO FORMA FINANCIAL STATEMENTS

                                    Attached

UNAUDITED PRO FORMA FINANCIAL INFORMATION



The following pro forma balance sheet as of December 31, 1997 and pro forma statements of income and cash flows for the year then ended have been prepared to reflect the Proposed Refinancing and the related adjustments described in the accompanying notes. The pro forma information is based on the historical financial statements of Uniprop Manufactured Housing Communities Income Fund II and should be read in conjunction with the notes thereto. The pro forma statements of income and cash flows were prepared as if the Proposed Refinancing had occurred on January 1, 1997. The pro forma financial information is unaudited and not necessarily indicative of the results of operations and cash flows which actually would have occurred if the Proposed Refinancing has been consummated at the beginning of 1997, nor does it purport to represent the financial position, results of operations and cash flows for future periods. The pro forma balance sheet was prepared as if the Proposed Refinancing had occurred at December 31, 1997.

                         UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
                                                (A MICHIGAN LIMITED PARTNERSHIP)

                                                         PRO FORMA BALANCE SHEET
                                                               DECEMBER 31, 1997
                                                                     (UNAUDITED)

                                       Historical     Adjustments       Pro Forma
-------------------------------------------------------------------------------------
ASSETS
Net property and equipment          $ 46,137,846    $          -        $46,137,846
Cash and cash equivalents              1,630,552        (174,730) (A)     1,455,822
Marketable securities                    875,859               -            875,859
Mortgage-backed securities             1,502,250      (1,502,250) (B)             -
Unamortized financing costs              891,000           9,000  (C)       900,000
Investment                               998,995        (998,995) (D)             -
Other assets                             615,736               -            615,736
-----------------------------------------------------------------------------------

                                    $ 52,652,238    $ (2,666,975)      $ 49,985,263
===================================================================================

LIABILITIES AND PARTNERS' EQUITY

Notes payable                       $ 30,045,000    $    (45,000) (E)  $ 30,000,000
Accounts payable                         126,063               -            126,063
Other liabilities                      1,220,472        (229,730) (F)       990,742
-----------------------------------------------------------------------------------

TOTAL LIABILITIES                     31,391,535        (274,730)        31,116,805
-----------------------------------------------------------------------------------

PARTNERS' EQUITY
 Unit holders                         21,030,515      (2,393,323)        18,637,192
 General partner                         230,188           1,078            231,266
-----------------------------------------------------------------------------------

TOTAL PARTNERS' EQUITY                21,260,703      (2,392,245) (G)    18,868,458
-----------------------------------------------------------------------------------

                                    $ 52,652,238    $ (2,666,975)      $ 49,985,263
===================================================================================



                                      NOTES


(A) The net decrease relates to the assumed payment of $229,730 of historical accrued interest on the existing indebtedness, and the receipt of $55,000 in cash reserves as a result of the refinancing.

(B) Represents proceeds from liquidation of mortgage-backed securities ("Class D").

(C) The net increase is as a result of the write-off of $891,000 historical financing costs related to the existing indebtedness, and the payment of $900,000 in financing costs related to the refinancing.

(D) Represents a portion of the proceeds from the liquidation of the investment ("Class R Security"). See also (G) below.

(E) The net decrease is as a result of the pay-off of the existing indebtedness of $30,045,000 and the receipt of $30,000,000 in loan proceeds from the refinancing.

(F) See (A) above.

(G) The net decrease has four components:
    1. The expense related to the write-off of $891,000 in financing costs (See
       (C) above).
    2. The gain of $1,298,755 ($2,297,750 total proceeds less $998,995 cost -
       see (D) above) from the liquidation of the investment ("Class R
       Security").
    3. Payment of $2,500,000 to the limited partners using available proceeds of the refinancing.
    4. Payment of $300,000 prepayment penalty on the existing indebtedness.

                         UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
                                                (A MICHIGAN LIMITED PARTNERSHIP)

                                                   PRO FORMA STATEMENT OF INCOME
                                                    YEAR ENDED DECEMBER 31, 1997
                                                                     (UNAUDITED)


                                                               Historical     Adjustments       Pro Forma
-------------------------------------------------------------------------------------------------------------------


INCOME
  Rental                                                   $11,340,654     $      --           $11,340,654
  Interest                                                     203,570       (112,675) (a)          90,895
  Gain on liquidation of investment ("Class R Security")          --        1,298,755  (b)       1,298,755
  Other                                                        378,302             --              378,302
------------------------------------------------------------------------------------------------------------------

                                                            11,922,526      1,186,080            13,108,606
------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
 Property Operations                                         4,347,873             --             4,347,873
 Depreciation and Amortization                               1,850,779         (9,139) (c)        1,841,640
 Administrative                                                998,950             --               998,950
 Write-off of financing costs                                     --        1,230,139  (d)        1,230,139
 Property taxes                                                896,103             --               896,103
 Interest                                                    2,661,565       (263,377) (e)        2,398,188

-------------------------------------------------------------------------------------------------------------------
                                                             10,755,270       957,623            11,712,893
-------------------------------------------------------------------------------------------------------------------

NET INCOME                                                 $ 1,167,256  $     228,457           $ 1,395,713
===================================================================================================================


INCOME PER LIMITED PARTNERSHIP UNIT                        $       .35                            $     .42
DISTRIBUTIONS PER LIMITED PARTNERSHIP UNIT                 $       .64                            $    1.40
BOOK VALUE PER LIMITED PARTNERSHIP UNIT                    $      6.37                            $    5.67
NUMBER OF LIMITED PARTNERSHIP UNITS                          3,303,387                            3,303,387
NET INCOME ALLOCABLE TO GENERAL PARTNER                    $    11,673                            $  13,957
DISTRIBUTIONS ALLOCABLE TO GENERAL PARTNER                        --                                     --
BOOK VALUE ALLOCABLE TO GENERAL PARTNER                    $   230,188                            $ 232,472
RATIO OF EARNINGS TO FIXED CHARGES (F)                            1.44                                 1.58
====================================================================================================================


                                                       NOTES


(A) ELIMINATION OF INTEREST EARNINGS ON MORTGAGE-BACKED SECURITIES ("CLASS D") THAT WERE INCLUDED IN HISTORICAL INTEREST INCOME.

(B) REPRESENTS THE GAIN RECOGNIZED ON LIQUIDATION OF INVESTMENT ("CLASS R SECURITY").


(C) NET DECREASE RESULTS FROM THE ELIMINATION OF $39,139 IN AMORTIZATION OF FINANCING COSTS RELATED TO THE EXISTING INDEBTEDNESS, AND THE ADDITION OF AMORTIZATION TOTALLING $30,000 RELATED TO FINANCING COSTS INCURRED IN THE REFINANCING. (FINANCING COSTS ARE AMORTIZED OVER A 30-YEAR PERIOD USING THE STRAIGHT-LINE METHOD.)


(D) WRITE-OFF OF FINANCING COSTS OF $930,139 AS OF JANUARY 1, 1997 RELATING TO THE EXISTING INDEBTEDNESS AND THE PAYMENT OF A $300,000 PREPAYMENT PENALTY ON THE EXISTING INDEBTEDNESS.


(E) THE DECREASE REPRESENTS THE ESTIMATED INTEREST EXPENSE REDUCTION AS A RESULT OF THE REFINANCING, CALCULATED AS FOLLOWS:

     -   ELIMINATION OF HISTORICAL INTEREST EXPENSE ON
         EXISTING INDEBTEDNESS                         $        (2,654,320)
     -   INTEREST EXPENSE AS A RESULT OF REFINANCING             2,390,943

(F) CALCULATED AS FOLLOWS: (NET INCOME + INTEREST EXPENSE) / INTEREST EXPENSE.

                         UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II
                                                (A MICHIGAN LIMITED PARTNERSHIP)

                                               PRO FORMA STATEMENT OF CASH FLOWS
                                                    YEAR ENDED DECEMBER 31, 1997
                                                                     (UNAUDITED)


                                                                  Historical     Adjustments (A)      Pro Forma
-------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                        $ 1,167,256    $    228,457       $  1,395,713
 Adjustments to reconcile net income to net cash
  Provided by operating activities:
   Depreciation                                                      1,792,127               -          1,792,127
   Amortization                                                         58,652          (9,139)            49,513
   Write-off of financing costs                                              -       1,230,139          1,230,139
   Gain on liquidation of investment ("Class R Security")                    -      (1,298,755)        (1,298,755)
   Gain on sale of property and equipment                              (18,850)              -            (18,850)
   Increase in other assets                                           (178,077)              -           (178,077)
   Decrease in accounts payable                                        (29,826)              -            (29,826)
   Increase (decrease) in other liabilities                             26,085         (31,256)            (5,171)
-------------------------------------------------------------------------------------------------------------------


NET CASH PROVIDED BY OPERATING ACTIVITIES                            2,817,367         119,446          2,936,813
-------------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment                                   (982,115)              -           (982,115)
 Proceeds from sale of property and equipment                          822,721               -            822,721
 Purchase of marketable securities                                    (507,677)              -           (507,677)
 Proceeds from redemption of marketable securities                     450,000               -            450,000
 Proceeds from liquidation of mortgage-backed securities ("Class D")         -       1,502,250          1,502,250
 Proceeds from liquidation of investment ("Class R Securities")              -       2,297,750          2,297,750
-------------------------------------------------------------------------------------------------------------------


NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                   (217,071)      3,800,000          3,582,929
-------------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM FINANCING ACTIVITIES
 Prepayment penalty on existing indebtedness                                 -        (300,000)          (300,000)
 Payment for financing costs                                                 -        (900,000)          (900,000)
 Proceeds from notes payable - refinancing                                   -      30,000,000         30,000,000
 Payment of notes payable - existing indebtedness                            -     (30,045,000)       (30,045,000)
 Repayment of notes payable - refinancing debt                               -        (228,953)          (228,953)
 Distributions to unit holders                                      (2,114,171)     (2,500,000)        (4,614,171)
-------------------------------------------------------------------------------------------------------------------


NET CASH USED IN FINANCING ACTIVITIES                               (2,114,171)     (3,973,953)        (6,088,124)
-------------------------------------------------------------------------------------------------------------------


NET INCREASE IN CASH AND CASH EQUIVALENTS                              486,125         (54,507)           431,618


CASH AND CASH EQUIVALENTS, AT BEGINNING OF YEAR                      1,144,427               -          1,144,427
-------------------------------------------------------------------------------------------------------------------


CASH AND CASH EQUIVALENTS, AT END OF YEAR                          $ 1,630,552    $    (54,507)      $  1,576,045
====================================================================================================================


                                     NOTES


(A) See notes to pro forma balance sheet and proforma statement of income for the explanation of these adjustments.

                                      PROXY

             UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II

SPECIAL MEETING OF UNIT HOLDERS AND LIMITED PARTNERS TO BE HELD ON AUGUST 3,
                                     1998

              THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP

         The undersigned, revoking all prior proxies, hereby appoints Genesis Associates Limited Partnership, the general partner of the Partnership (the "General Partner"), with full power of substitution, as proxy to represent and vote all units of beneficial assignment of limited partnership interest (each, a "Unit") of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (the "Partnership"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Unit Holders and Limited Partners to be held on August 3, 1998, at 10:00 a.m. Eastern Daylight Savings Time, or at any postponement or adjournment thereof, at the offices of the Partnership at 280 Daines Street, Suite 300, Birmingham, Michigan 48009, upon the matters set forth in the Notice of Special Meeting of the Unit Holders and Limited Partners and Proxy Statement dated June 1, 1998, a copy of which has been received by the undersigned (the "Proxy Statement"). The proxy is further authorized to vote, in its discretion, upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

         Unit holders and limited partners are referred to collectively as the "Limited Partners." Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Proxy Statement.

         The General Partner recommends a vote FOR each of the proposals. THE EFFECTIVENESS OF EACH PROPOSAL IS CONDITIONED ON THE APPROVAL OF ALL OF THE OTHER PROPOSALS. ACCORDINGLY, A VOTE AGAINST ONE PROPOSAL WILL HAVE THE EFFECT OF A VOTE AGAINST ALL OF THE PROPOSALS AS A GROUP.

                                SEE REVERSE SIDE

[X]Please mark votes as in this example.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED UNIT HOLDERS OR LIMITED PARTNER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

1. To authorize the Partnership to borrow up to an aggregate principal amount not to exceed $30,000,000 (the "Refinancing"), the proceeds of which will be used to refinance the Partnership's outstanding indebtedness of approximately $30,045,000, and to secure the indebtedness incurred by the Partnership under and pursuant to the agreements, documents and instruments evidencing the proposed Refinancing, including, without limitation, all accrued and unpaid interest thereon, with a lien and security interest on seven of its nine manufactured home communities and the proceeds thereof.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. To authorize the Partnership to liquidate all of its right, title and interest in and to (a) its residual interest in the "Trust" (as defined in the Proxy Statement), which interest has a liquidation value of approximately $2,300,000 and is represented by the Partnership's interest in the Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class R, issued by the Trust to Uniprop MHC Residual L.L.C., a Michigan limited liability company of which the Partnership is a member (the "R Security" and said liquidation, the "Residual Interest Liquidation"), and (b) the Uniprop MHC Mortgage Pass-Through Certificate, Series 1993-1, Class D, issued by the Trust to the Partnership and valued at $1,502,250 (the "Class D Security" and said liquidation, the "Class D Liquidation"), and distribute the aggregate gross proceeds of the Residual Interest Liquidation (after the payment of (a) the "Refinancing Fee" (as defined below), and (b) up to $600,000, in the aggregate, for legal fees, underwriting fees, accountants' fees, fees of other professionals, closing costs, filing fees and similar fees, costs and expenses incurred by the Partnership in connection with the consummation of the transactions contemplated by the proposed Refinancing and the related proposals) and the aggregate gross proceeds of the Class D Liquidation to the Limited Partners pursuant to and in accordance with Section 11 of the Agreement of Limited Partnership of the Partnership, as amended.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. To authorize the Partnership to pay a fee in an amount not to exceed 1% of the gross aggregate principal amount of the proposed Refinancing (approximately $300,000) from the aggregate gross proceeds of the Residual Interest Liquidation to Uniprop, Inc., the managing general partner of the General Partner, for its services in arranging the proposed Refinancing (the "Refinancing Fee").

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. To approve the "Second Amendment" (as defined in the Proxy Statement) and authorize the execution, delivery and filing thereof.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

5. To transact such other business as may properly come before the meeting and any adjournment thereof.


[ ]      MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW



_____________________________

_____________________________

_____________________________

_____________________________







Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation, partnership or other legal entity must sign its full name by authorized person.


_____________________________
Signature of Limited Partner

Date: _____________________ , 1998

_____________________________
Signature if held jointly

PLEASE COMPLETE, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the meeting:  [ ]  YES     [ ]  NO





                                       2